Sales Report:Supplement No. 46 dated Sep 25, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 422910
This series of Notes was issued and sold upon the funding of the borrower loan #38664, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	AA	Auction start date:	Sep-08-2009
Term:	36 months	Estimated loss:	1.5%	Auction end date:	Sep-15-2009

Starting lender yield:	10.43%	Starting borrower rate/APR:	11.43% / 13.55%	Starting monthly payment:	$214.13
Final lender yield:	10.00%	Final borrower rate/APR:	11.00% / 13.12%	Final monthly payment:	$212.80

Auction yield range:	3.18% - 10.43%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1993	Debt/Income ratio:	28%
Credit score:	820-840 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	19y 9m
Amount delinquent:	$0	Revolving credit balance:	$399	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	3%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	gaux2or	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	820-840 (Latest)
Principal borrowed:	$4,600.00	< mo. late:	0 ( 0% )	680-700 (Feb-2008)
Principal balance:	$1,921.64	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Debt Consolidation
Purpose of loan:
This loan will be used to? Pay off three existing bills with a total monthly payment of 735.79.With our exellent credit this loan should lower our monthly payment.

My financial situation:
I am a good candidate for this loan because??? I have exellent credit &?I always pay bills?on time . I have been employed at my present job since Dec 1989.?We own our home and my wife has been on her job since Feb 1978.My previous loan with prosper was $4500 @ $152.32 a month and my balance is $2050.95.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Iwantahelp	$25.00	$25.00	9/8/2009 10:38:34 AM
lagnisiruk	$25.00	$25.00	9/8/2009 10:55:09 AM
Sid-K	$50.00	$50.00	9/8/2009 10:57:23 AM
DukSerduk	$25.00	$25.00	9/8/2009 10:57:41 AM
greenback-floret	$25.00	$25.00	9/8/2009 11:00:19 AM
Hogpilot	$25.00	$25.00	9/8/2009 11:04:10 AM
LoanGiver	$25.00	$25.00	9/8/2009 11:06:23 AM
gold-tsunami	$25.00	$25.00	9/8/2009 11:07:30 AM
CaptainLender	$25.00	$25.00	9/8/2009 11:17:04 AM
jwood3030	$25.00	$25.00	9/8/2009 10:47:36 AM
PalmTreeIsland	$50.00	$50.00	9/8/2009 11:31:20 AM
responsibility-butterfly	$25.00	$25.00	9/8/2009 10:38:22 AM
Cai8899	$25.00	$25.00	9/8/2009 10:54:26 AM
don8ter	$60.00	$60.00	9/8/2009 10:56:27 AM
bchen78875	$50.00	$50.00	9/8/2009 10:59:10 AM
elasermd	$50.00	$50.00	9/8/2009 11:00:57 AM
Kame	$25.00	$25.00	9/8/2009 11:05:49 AM
rjleves	$25.00	$25.00	9/8/2009 11:09:14 AM
nuclearmoose	$25.00	$25.00	9/8/2009 1:05:25 PM
understanding-marketplace	$100.00	$100.00	9/8/2009 10:59:44 AM
wwwUniversal	$50.00	$50.00	9/8/2009 11:14:41 AM
credit-investor5	$50.00	$50.00	9/8/2009 11:18:35 AM
justice-excellency	$50.00	$50.00	9/8/2009 11:37:34 AM
Syzygy	$25.00	$25.00	9/8/2009 11:51:32 AM
CULPEPPERGROUP	$25.00	$25.00	9/8/2009 11:29:41 AM
TJ-Financial-Group	$41.42	$41.42	9/8/2009 6:15:30 PM
blot44	$50.00	$50.00	9/8/2009 7:29:34 PM
The-Lighthouse-Group	$25.00	$25.00	9/9/2009 5:22:12 AM
all_of_that_one	$25.00	$25.00	9/8/2009 6:14:49 PM
AP2PLender	$25.00	$25.00	9/8/2009 6:15:00 PM
Artist_Blue	$25.00	$25.00	9/8/2009 6:15:28 PM
RICHMONDREB	$25.00	$25.00	9/8/2009 6:15:41 PM
gm93001	$25.00	$25.00	9/8/2009 6:14:54 PM
ethicalhumanist	$25.00	$25.00	9/8/2009 6:33:55 PM
CaribbeanBanker	$25.00	$25.00	9/9/2009 4:51:51 AM
szetowski	$25.00	$25.00	9/9/2009 9:52:50 AM
vegibenz	$25.00	$25.00	9/9/2009 10:11:32 AM
Cheburashka	$35.87	$35.87	9/9/2009 9:04:30 PM
lending-bear	$50.00	$50.00	9/9/2009 6:00:06 PM
DavidMonsy	$25.00	$25.00	9/9/2009 8:09:04 PM
LuckySF	$25.63	$25.63	9/10/2009 12:04:28 AM
prossperous01	$25.00	$25.00	9/10/2009 2:04:06 PM
nhm	$50.00	$50.00	9/10/2009 4:58:26 PM
goofy15975	$25.00	$25.00	9/10/2009 4:59:41 PM
cowboyskier	$50.00	$50.00	9/10/2009 5:03:10 PM
kenyonhillbilly	$25.69	$25.69	9/11/2009 2:14:38 PM
djs81	$25.00	$25.00	9/11/2009 1:24:37 PM
BoughtTheFarm	$25.00	$25.00	9/11/2009 3:17:01 PM
JJS180	$25.00	$25.00	9/11/2009 6:34:57 PM
practice44	$25.00	$25.00	9/11/2009 5:25:01 PM
inventive-investment	$25.00	$25.00	9/12/2009 5:06:43 AM
jgar_O	$30.00	$30.00	9/12/2009 6:44:28 AM
compoundinterest	$50.00	$50.00	9/12/2009 12:45:04 PM
linklady	$50.00	$50.00	9/12/2009 8:54:39 AM
festivecpl	$25.00	$25.00	9/12/2009 4:35:49 PM
museic1	$25.00	$25.00	9/12/2009 8:34:27 PM
Masterlender	$25.00	$25.00	9/13/2009 8:14:29 PM
langdonx	$50.00	$50.00	9/14/2009 6:51:08 AM
888168	$50.00	$50.00	9/14/2009 8:58:53 AM
ictero	$25.00	$25.00	9/14/2009 4:29:37 AM
leonchik77	$25.00	$25.00	9/14/2009 9:17:56 AM
building_community	$25.00	$25.00	9/14/2009 9:52:43 AM
minista	$25.00	$25.00	9/14/2009 9:49:03 AM
neenerman	$25.00	$25.00	9/14/2009 12:23:06 PM
TK4	$25.00	$25.00	9/14/2009 8:59:00 AM
hayhelp	$25.00	$25.00	9/14/2009 4:26:03 PM
UncleSafety	$100.67	$100.67	9/14/2009 3:14:23 PM
investorrr	$25.00	$25.00	9/14/2009 4:54:25 PM
Jassi	$25.00	$25.00	9/14/2009 3:55:07 PM
chipperjohnson	$50.00	$50.00	9/14/2009 5:41:57 PM
CPAMAN	$25.00	$25.00	9/14/2009 5:50:45 PM
Faura	$25.00	$25.00	9/14/2009 6:47:33 PM
snowman34	$25.00	$25.00	9/14/2009 7:02:18 PM
assetmanager	$25.00	$25.00	9/14/2009 7:23:02 PM
DrStaff	$60.00	$60.00	9/14/2009 6:50:21 PM
screenname03	$25.00	$25.00	9/14/2009 6:51:36 PM
WeshaTheLeopard	$25.00	$25.00	9/14/2009 9:39:34 PM
MasterKey	$25.00	$25.00	9/14/2009 7:07:13 PM
Turkish101	$25.00	$25.00	9/15/2009 12:15:26 AM
Feyenoord	$25.00	$25.00	9/14/2009 7:11:25 PM
julijask	$25.00	$25.00	9/14/2009 7:28:37 PM
Patrician	$50.00	$50.00	9/14/2009 7:38:13 PM
new-reward-sequoia	$25.00	$25.00	9/15/2009 9:43:56 AM
asset-numero-uno	$100.00	$100.00	9/14/2009 8:10:01 PM
turbine5	$40.00	$40.00	9/15/2009 11:05:53 AM
aajwm	$49.19	$49.19	9/15/2009 10:50:38 AM
top-impressive-dinero	$25.00	$25.00	9/14/2009 11:56:43 PM
StarFundingSource	$25.00	$25.00	9/15/2009 8:33:14 AM
mathprof	$25.00	$25.00	9/15/2009 8:55:07 AM
longisland47m	$25.00	$25.00	9/15/2009 9:51:35 AM
All_Wins	$25.00	$25.00	9/15/2009 10:00:40 AM
Jeff89	$25.00	$25.00	9/15/2009 11:50:09 AM
paramjit	$50.00	$50.00	9/15/2009 1:07:11 PM
BookandLaw	$25.00	$25.00	9/15/2009 4:49:08 PM
JCMC	$50.00	$50.00	9/15/2009 2:17:37 PM
jcttjg	$25.00	$25.00	9/15/2009 3:50:26 PM
verbal8	$25.00	$25.00	9/15/2009 5:21:20 PM
sparky1129	$25.00	$25.00	9/15/2009 6:05:17 PM
LenderIntegrity24	$25.00	$25.00	9/15/2009 5:00:55 PM
hotwired	$25.00	$25.00	9/15/2009 5:22:03 PM
LittleMingo	$25.00	$25.00	9/15/2009 5:56:06 PM
ujiba	$25.00	$25.00	9/8/2009 10:51:18 AM
baroo	$25.00	$25.00	9/8/2009 10:51:45 AM
Cherrypicker06	$25.00	$25.00	9/8/2009 10:55:55 AM
skuba	$50.00	$50.00	9/8/2009 10:58:10 AM
seasportsguy	$25.00	$25.00	9/8/2009 11:01:35 AM
personal-lender	$25.00	$25.00	9/8/2009 11:06:51 AM
crossborders	$25.00	$25.00	9/8/2009 11:10:54 AM
caffinate	$110.00	$110.00	9/8/2009 10:48:30 AM
testobsessed	$100.00	$100.00	9/8/2009 10:59:59 AM
noble-revenue	$25.00	$25.00	9/8/2009 11:54:59 AM
wwwUniversal	$25.00	$25.00	9/8/2009 10:50:01 AM
yank918	$25.00	$25.00	9/8/2009 11:08:32 AM
honorable-yield	$50.00	$50.00	9/8/2009 10:56:48 AM
cash-sensai2	$25.00	$25.00	9/8/2009 10:58:29 AM
Gar3field	$50.00	$50.00	9/8/2009 11:12:01 AM
Halos2002	$50.00	$50.00	9/8/2009 11:03:35 AM
Moron_Buffet	$25.00	$25.00	9/8/2009 11:04:58 AM
powersjq	$25.00	$25.00	9/8/2009 11:19:59 AM
five-star-justice	$36.00	$36.00	9/8/2009 11:08:16 AM
CorporateT00l	$25.00	$25.00	9/8/2009 11:29:07 AM
Gold_Coin	$25.00	$25.00	9/8/2009 11:33:00 AM
impartial-deal	$25.00	$25.00	9/8/2009 11:19:52 AM
phaded	$25.00	$25.00	9/8/2009 11:28:33 AM
income-fortress	$50.00	$50.00	9/8/2009 11:29:32 AM
ok	$25.00	$25.00	9/8/2009 4:48:02 PM
MonkeyPet	$25.00	$9.75	9/8/2009 11:55:56 AM
anton	$50.00	$50.00	9/8/2009 4:19:06 PM
KHU2-B	$25.00	$25.00	9/9/2009 1:24:51 AM
justalender	$30.46	$30.46	9/9/2009 1:09:37 AM
mikeandcat	$50.00	$50.00	9/9/2009 9:04:35 AM
Coach2often	$50.00	$50.00	9/9/2009 3:11:20 PM
Goodlender42	$25.00	$25.00	9/9/2009 2:05:36 PM
bid-papyrus	$50.00	$50.00	9/9/2009 2:43:51 PM
blackstar	$25.00	$25.00	9/9/2009 5:57:25 PM
buckyhead2000	$25.00	$25.00	9/9/2009 5:38:07 PM
ritchie70	$25.00	$25.00	9/9/2009 9:00:23 PM
wormdc	$25.00	$25.00	9/10/2009 12:19:52 AM
bowdish1	$50.00	$50.00	9/10/2009 11:55:11 AM
agab	$25.00	$25.00	9/10/2009 4:58:04 PM
MidnightBank	$25.00	$25.00	9/10/2009 5:02:08 PM
JustOneVoice	$25.00	$25.00	9/10/2009 9:09:33 PM
SFBank	$200.00	$200.00	9/10/2009 6:29:11 PM
108lender	$75.00	$75.00	9/10/2009 5:04:39 PM
bazaar-tulip	$25.00	$25.00	9/11/2009 3:10:47 PM
SpectrumCapital	$25.00	$25.00	9/12/2009 6:45:09 AM
pbeach05	$25.00	$25.00	9/12/2009 8:19:50 AM
sas19	$25.00	$25.00	9/12/2009 10:04:47 AM
little_shark_J	$25.00	$25.00	9/12/2009 6:45:07 AM
Avala	$25.00	$25.00	9/11/2009 6:19:58 PM
irishcocacola	$25.00	$25.00	9/12/2009 11:09:32 AM
five-star-asset	$25.00	$25.00	9/12/2009 2:43:20 PM
chesterCFO	$25.00	$25.00	9/13/2009 1:45:30 PM
LPSolutions	$25.00	$25.00	9/12/2009 6:35:17 PM
saahilld	$25.00	$25.00	9/14/2009 2:03:34 AM
unequivocal-velocity	$25.00	$25.00	9/13/2009 8:03:35 PM
Vegan-Girl	$50.00	$50.00	9/14/2009 5:20:13 AM
rose88	$25.00	$25.00	9/14/2009 7:06:12 AM
ALL-PRIME	$25.00	$25.00	9/14/2009 7:01:02 AM
ClearLake	$25.00	$25.00	9/14/2009 8:55:42 AM
coin-lender77	$25.00	$25.00	9/14/2009 7:05:53 AM
grf1945	$25.00	$25.00	9/14/2009 9:55:02 AM
dealarella	$25.00	$25.00	9/14/2009 9:55:20 AM
top-unflappable-economy	$25.00	$25.00	9/14/2009 8:58:15 AM
MissionMicroFinance	$25.00	$25.00	9/14/2009 8:59:17 AM
engaging-worth	$30.00	$30.00	9/14/2009 9:36:43 AM
brightest-revenue-spark	$25.00	$25.00	9/14/2009 2:56:23 PM
totoro	$25.00	$25.00	9/14/2009 5:30:03 PM
thedoctor	$25.00	$25.00	9/14/2009 6:58:33 PM
RJN	$25.00	$25.00	9/14/2009 6:58:26 PM
financelover	$25.00	$25.00	9/14/2009 6:35:34 PM
credit-coach118	$25.00	$25.00	9/14/2009 7:40:11 PM
Hokiemon	$53.82	$53.82	9/15/2009 6:17:26 AM
pubnat	$25.00	$25.00	9/14/2009 7:13:35 PM
mscomeaux	$25.00	$25.00	9/15/2009 8:12:02 AM
majormoves1	$25.00	$25.00	9/14/2009 7:38:16 PM
beachbum22	$25.00	$25.00	9/15/2009 8:40:18 AM
the-rate-creature	$25.00	$25.00	9/15/2009 11:38:02 AM
gator76	$50.00	$50.00	9/15/2009 10:46:52 AM
PatRichi	$25.00	$25.00	9/15/2009 11:41:18 AM
Dollars4Rent	$25.00	$25.00	9/15/2009 12:09:53 PM
oldman1947	$25.00	$25.00	9/15/2009 12:56:35 PM
Maccs55	$50.00	$50.00	9/15/2009 1:27:03 PM
funds-promiser	$50.00	$50.00	9/15/2009 1:51:16 PM
generous-at-heart	$25.00	$25.00	9/15/2009 3:37:32 PM
best-platinum-persimmon	$50.00	$50.00	9/15/2009 3:30:27 PM
plbquic	$25.00	$25.00	9/15/2009 12:39:49 PM
MrDavid	$50.00	$50.00	9/15/2009 5:11:54 PM
mh1169	$25.00	$25.00	9/15/2009 5:00:03 PM
shawnw2	$25.00	$25.00	9/15/2009 5:16:30 PM
UESbank	$50.00	$50.00	9/15/2009 5:15:13 PM
kumpa2u	$36.50	$36.50	9/15/2009 6:57:04 PM
192 bids
Borrower Payment Dependent Notes Series 423499
This series of Notes was issued and sold upon the funding of the borrower loan #38677, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,900.00	Prosper Rating:	AA	Auction start date:	Sep-09-2009
Term:	36 months	Estimated loss:	1.5%	Auction end date:	Sep-18-2009

Starting lender yield:	10.10%	Starting borrower rate/APR:	11.10% / 13.22%	Starting monthly payment:	$160.65
Final lender yield:	8.40%	Final borrower rate/APR:	9.40% / 11.50%	Final monthly payment:	$156.73

Auction yield range:	3.18% - 10.10%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-2000	Debt/Income ratio:	13%
Credit score:	800-820 (Sep-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	5y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,245	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	iampsusjul	Borrower's state:	Pennsylvania	Borrower's group:	College Graduates Under 30
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	800-820 (Latest)
Principal borrowed:	$13,000.00	< mo. late:	0 ( 0% )	780-800 (Aug-2008)
Principal balance:	$3,874.64	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Revenue Generating Poker Table
This loan is to purchase an additional World Series of Poker Heads-up Challenge Electronic Poker Arcade Style Games. The game will be placed in location for which an agreement has already been reached. It is a popular Irish bar located downtown in a major city that does not offer poker in its casinos.

The machines are placed on a 50/50 free on loan basis w/ the location owners. My company owns and maintains the machines. We split all revenues 50/50 with the establishment owners in exchange for them letting us place them in their high traffic locations.

My financial situation:
I have already placed 4 of these machines (1 is paid off, 1 I purchased with cash from the other machine revenues, and the other two were financed with a prosper loan that is more than half paid off) they are all in similar locations and they are doing extremely well. I am also using the revenue I have saved as of now to purchase a sixth machine when I purchase this one since I have 2 contracts in place and am ready to place 2 machines.

So for the 4 machines I currently own clear on avg $300/mo per machine after taxes and insurance. The new machines are expected to earn similar revenues. I have already been approved for financing with the wholesaler I am working with but got a better rate with prosper last time so I am going to try it again.

Day Job Earnings

I have B.S. in accounting and have worked full time as an accountant since I graduated 4 years ago. My take home pay after tax, 401(k), benefits, and charitable donations (reoccurring, and automatically taken from my check) I clear $3,800/mo + an average of 10% O/T. I own a condo and my total monthly living expenses are $2500/mo. I also have $9k in liquid savings (plus plenty in a 401k) incase the machines need repairs or in case of any kind of emergency.

So I can more than cover this loan without even counting the potential revenue of the machines. I want to finance them so that I can continue to grow, conservatively. Thank you for considering my listing, feel free to contact me with any questions, and happy bidding.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

rangers94	$25.00	$25.00	9/9/2009 4:20:58 PM
Cai8899	$25.00	$25.00	9/9/2009 4:30:35 PM
honorable-yield	$50.00	$50.00	9/9/2009 4:31:07 PM
Iwantahelp	$25.00	$25.00	9/9/2009 4:40:30 PM
Coach2often	$50.00	$50.00	9/9/2009 4:42:56 PM
testobsessed	$100.00	$100.00	9/9/2009 4:31:36 PM
seasportsguy	$25.00	$25.00	9/9/2009 4:31:54 PM
gold-tsunami	$25.00	$25.00	9/9/2009 4:32:55 PM
nuclearmoose	$25.00	$25.00	9/9/2009 4:39:57 PM
ethicalhumanist	$25.00	$25.00	9/9/2009 4:40:44 PM
Cherrypicker06	$25.00	$25.00	9/9/2009 4:30:58 PM
skuba	$50.00	$50.00	9/9/2009 4:31:18 PM
mikeandcat	$50.00	$50.00	9/9/2009 4:42:01 PM
bchen78875	$50.00	$50.00	9/9/2009 4:31:24 PM
personal-lender	$25.00	$25.00	9/9/2009 4:32:47 PM
five-star-justice	$36.00	$36.00	9/9/2009 4:33:00 PM
crossborders	$25.00	$25.00	9/9/2009 4:33:15 PM
noble-revenue	$100.00	$100.00	9/9/2009 4:34:36 PM
greenback-floret	$25.00	$25.00	9/9/2009 4:41:26 PM
ok	$25.00	$25.00	9/9/2009 5:57:17 PM
hellasow	$30.00	$30.00	9/9/2009 6:02:26 PM
swiftsoul	$25.00	$25.00	9/10/2009 10:55:27 AM
djalan	$75.18	$75.18	9/10/2009 3:37:59 PM
spc91x	$25.00	$25.00	9/10/2009 5:27:46 PM
Artist_Blue	$25.00	$25.00	9/10/2009 5:01:37 PM
RICHMONDREB	$25.00	$25.00	9/10/2009 6:00:27 PM
szetowski	$25.00	$25.00	9/11/2009 1:02:53 PM
Corduroy	$25.00	$25.00	9/11/2009 5:34:23 PM
Bieling	$50.00	$50.00	9/12/2009 3:55:14 PM
sas19	$25.00	$25.00	9/12/2009 10:04:53 AM
minista	$25.00	$25.00	9/13/2009 10:55:38 AM
wuscjim	$48.57	$48.57	9/12/2009 6:34:22 PM
kinetic-diversification	$25.00	$25.00	9/13/2009 1:05:43 PM
langdonx	$50.00	$50.00	9/14/2009 7:01:36 AM
rose88	$25.00	$25.00	9/14/2009 7:06:15 AM
bid-papyrus	$37.18	$37.18	9/13/2009 8:38:31 PM
goofy15975	$25.00	$25.00	9/14/2009 1:20:08 AM
dealarella	$25.00	$25.00	9/14/2009 9:55:26 AM
blackstar	$25.00	$25.00	9/14/2009 8:59:03 AM
Masterlender	$25.00	$25.00	9/14/2009 8:59:42 AM
MrSolution	$50.00	$50.00	9/14/2009 3:57:13 PM
all_of_that_one	$25.00	$25.00	9/14/2009 11:55:58 AM
khamen	$25.00	$25.00	9/14/2009 3:03:15 PM
practice44	$25.00	$25.00	9/14/2009 7:38:09 PM
coin-lender77	$25.00	$25.00	9/14/2009 6:56:32 PM
Avala	$25.00	$25.00	9/14/2009 7:01:09 PM
Jim33	$25.00	$25.00	9/14/2009 11:38:41 PM
billquality	$189.31	$189.31	9/15/2009 12:05:30 AM
rce1964	$25.00	$25.00	9/14/2009 7:11:59 PM
ClearLake	$25.00	$25.00	9/15/2009 7:40:08 AM
zento	$25.00	$25.00	9/15/2009 9:50:40 AM
PatRichi	$25.00	$25.00	9/15/2009 11:41:23 AM
the-rate-creature	$25.00	$25.00	9/15/2009 11:38:07 AM
turbine5	$40.00	$40.00	9/15/2009 11:06:01 AM
museic1	$25.00	$25.00	9/15/2009 12:37:06 PM
paramjit	$50.00	$50.00	9/15/2009 1:04:19 PM
lending-bear	$44.12	$44.12	9/15/2009 1:26:15 PM
generous-at-heart	$25.00	$25.00	9/15/2009 3:37:36 PM
asset-numero-uno	$100.00	$100.00	9/15/2009 6:30:07 PM
legendP	$25.00	$25.00	9/16/2009 6:00:02 AM
JDLanier	$25.00	$25.00	9/16/2009 12:53:24 AM
StarFundingSource	$25.00	$25.00	9/16/2009 7:27:58 AM
plbquic	$50.00	$50.00	9/16/2009 12:21:41 PM
Sneadisland	$25.00	$25.00	9/16/2009 2:10:42 PM
3_boyz	$32.25	$32.25	9/16/2009 2:26:32 PM
e3oM	$35.00	$35.00	9/16/2009 1:58:01 PM
haryassman	$25.00	$25.00	9/16/2009 2:15:39 PM
Feyenoord	$25.00	$25.00	9/16/2009 4:39:22 PM
CK1	$25.00	$25.00	9/17/2009 7:55:40 PM
jpme	$25.00	$25.00	9/18/2009 12:12:06 AM
turbospeed	$25.00	$25.00	9/9/2009 4:23:03 PM
don8ter	$60.00	$60.00	9/9/2009 4:31:01 PM
Moron_Buffet	$25.00	$25.00	9/9/2009 4:32:11 PM
yank918	$25.00	$25.00	9/9/2009 4:40:40 PM
Syzygy	$25.00	$25.00	9/9/2009 4:29:58 PM
Sid-K	$50.00	$50.00	9/9/2009 4:31:11 PM
understanding-marketplace	$100.00	$100.00	9/9/2009 4:31:31 PM
elasermd	$50.00	$50.00	9/9/2009 4:31:49 PM
Kame	$25.00	$25.00	9/9/2009 4:32:18 PM
lagnisiruk	$25.00	$25.00	9/9/2009 4:30:43 PM
Hogpilot	$25.00	$25.00	9/9/2009 4:41:30 PM
DukSerduk	$25.00	$25.00	9/9/2009 4:31:16 PM
cash-sensai2	$25.00	$25.00	9/9/2009 4:31:21 PM
LoanGiver	$25.00	$25.00	9/9/2009 4:32:24 PM
rjleves	$25.00	$25.00	9/9/2009 4:33:04 PM
justice-excellency	$50.00	$50.00	9/9/2009 4:42:39 PM
gm93001	$25.00	$25.00	9/9/2009 5:57:11 PM
thedoctor	$27.84	$27.84	9/9/2009 5:36:21 PM
impartial-deal	$25.00	$25.00	9/9/2009 6:11:25 PM
Goodlender42	$25.00	$25.00	9/10/2009 12:11:32 PM
LittleMingo	$25.00	$25.00	9/10/2009 8:04:51 AM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	9/10/2009 8:05:19 AM
turbostar666	$31.94	$31.94	9/10/2009 4:53:41 AM
gavinsp	$25.00	$25.00	9/11/2009 10:07:22 AM
buckyhead2000	$25.00	$25.00	9/11/2009 2:20:07 PM
bazaar-tulip	$25.00	$25.00	9/11/2009 3:10:51 PM
bowdish1	$50.00	$50.00	9/11/2009 5:49:30 PM
MidnightBank	$25.00	$25.00	9/11/2009 6:29:34 PM
dproxima	$25.00	$25.00	9/11/2009 6:40:01 PM
Corduroy	$50.00	$50.00	9/11/2009 5:34:42 PM
little_shark_J	$25.00	$25.00	9/11/2009 5:34:28 PM
jgar_O	$30.00	$30.00	9/12/2009 6:44:33 AM
compoundinterest	$50.00	$50.00	9/12/2009 12:45:11 PM
oldscratch72	$25.00	$25.00	9/13/2009 10:11:32 AM
blot44	$50.00	$50.00	9/13/2009 10:49:47 AM
ajk_blue	$25.00	$25.00	9/13/2009 10:54:45 AM
Vegan-Girl	$50.00	$50.00	9/14/2009 5:35:41 AM
WillingToHelpOut	$25.00	$25.00	9/13/2009 2:35:57 PM
SwiDaddy	$25.00	$25.00	9/14/2009 8:56:32 AM
LuckySF	$50.00	$50.00	9/14/2009 4:58:54 AM
leonchik77	$25.00	$25.00	9/14/2009 9:16:38 AM
engaging-worth	$30.00	$30.00	9/14/2009 9:36:56 AM
zxr	$25.00	$25.00	9/14/2009 8:00:31 AM
LPSolutions	$25.00	$25.00	9/14/2009 8:59:40 AM
Gold_Coin	$25.00	$25.00	9/14/2009 9:15:28 AM
CPAMAN	$25.00	$25.00	9/14/2009 5:50:54 PM
pubnat	$25.00	$25.00	9/14/2009 7:13:38 PM
JJS180	$25.00	$25.00	9/14/2009 7:29:58 PM
payontime1	$50.00	$50.00	9/14/2009 8:13:40 PM
financelover	$25.00	$25.00	9/15/2009 8:37:43 AM
top-impressive-dinero	$25.00	$25.00	9/14/2009 11:56:47 PM
best-platinum-persimmon	$50.00	$50.00	9/15/2009 3:30:30 PM
neenerman	$25.00	$25.00	9/15/2009 11:35:39 AM
hayhelp	$25.00	$13.32	9/15/2009 4:15:54 PM
beachfunder	$25.00	$25.00	9/15/2009 12:46:40 PM
ritchie70	$25.00	$25.00	9/15/2009 1:11:24 PM
funds-promiser	$50.00	$50.00	9/15/2009 1:51:18 PM
oldman1947	$25.00	$25.00	9/16/2009 5:15:18 AM
marwadi-62	$200.00	$200.00	9/16/2009 6:11:02 AM
Dollars4Rent	$25.00	$25.00	9/16/2009 8:30:20 AM
FG9YTR	$25.00	$25.00	9/16/2009 10:48:41 AM
OGS_Capital	$25.00	$25.00	9/16/2009 11:45:26 AM
bcsmith	$25.00	$25.00	9/16/2009 1:17:23 PM
Gnomes-of-Zurich	$25.00	$25.00	9/16/2009 2:00:45 PM
RiskAdverse	$25.00	$25.00	9/16/2009 2:07:26 PM
IceFisherman	$50.00	$50.00	9/16/2009 4:31:35 PM
careful-wealth	$64.29	$64.29	9/16/2009 4:58:25 PM
knark	$25.00	$25.00	9/17/2009 7:15:47 PM
138 bids
Borrower Payment Dependent Notes Series 419900
This series of Notes was issued and sold upon the funding of the borrower loan #38659, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Sep-14-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Sep-23-2009

Starting lender yield:	21.01%	Starting borrower rate/APR:	22.01% / 25.84%	Starting monthly payment:	$38.20
Final lender yield:	21.01%	Final borrower rate/APR:	22.01% / 25.84%	Final monthly payment:	$38.20

Auction yield range:	8.18% - 21.01%	Estimated loss impact:	6.99%
Lender servicing fee:	1.00%	Estimated return:	14.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1988	Debt/Income ratio:	39%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$12,117	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	triceice	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	640-660 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	640-660 (May-2008) 540-560 (Aug-2007)
Principal balance:	$1,294.52	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Baby on the way, Consolidating Debt
Purpose of loan:
This loan will be used to close out three credit cards and to pay off a personal loan.

My financial situation:
I am a good candidate for this loan because I work in IT and have zero worry about my job, and my wife is a school teacher of 4 years. I have a high debt to income rating because most of our debt is in my name as she just graduated 4 years ago and I have the house loan and cars in my name. We have never been 30 days late on anything ever. We always pay on time. We have a baby on the way and my two small cards have had the interest rate jump by more than 8% points so I would like to get rid of that debt to get a lower monthly payment via an installment loan instead of revolving debt. We will also use some of it to buy some of the stuff we need for the baby instead of using credit cards.

Monthly net income: $ 6576.00 Combined income of my wife and mine.

Monthly expenses: $
??Housing: $ 1135.00
??Insurance: $ 54.00
??Car expenses: $ Two cars - Total = 835.00
??Utilities: $ 325.00
??Phone, cable, internet: $ 95.00
??Food, entertainment: $ 450.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 390.00
??Other expenses: $ Student loans $223.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: So, what is the rate you are paying for the current credit card and how much do you pay each month? Thanks. - cybercop45
A: My rate just got raised to 29.99%. So my payment is now $91.00. Which is 1/3 of what this loan will be per month, plus it is not compounded monthly. Based on what I can figure it will take 96 months paying the minimum to pay off my credit card at that rate. (Sep-22-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$25.00	$25.00	9/14/2009 4:25:46 PM
hellasow	$25.00	$25.00	9/14/2009 5:20:34 PM
alpal	$58.38	$58.38	9/20/2009 8:21:07 AM
Steveo64	$25.00	$25.00	9/20/2009 11:43:50 AM
Madron	$50.00	$50.00	9/21/2009 8:36:58 AM
bluebouyz	$28.00	$28.00	9/21/2009 6:28:35 PM
Wachocia	$25.00	$25.00	9/22/2009 10:40:26 AM
bid-wonder	$25.00	$25.00	9/22/2009 7:28:18 PM
jgar_O	$25.00	$25.00	9/15/2009 5:59:26 PM
festivecpl	$50.00	$50.00	9/15/2009 7:26:05 PM
moo916	$50.00	$50.00	9/17/2009 6:37:04 PM
unequivocal-velocity	$50.00	$50.00	9/18/2009 7:27:51 PM
Tolipwen	$25.00	$25.00	9/20/2009 12:50:58 PM
CA_Lender	$25.00	$25.00	9/21/2009 3:29:03 AM
visionary-currency	$50.00	$50.00	9/21/2009 10:43:25 AM
credit-coach118	$25.00	$25.00	9/21/2009 4:47:09 PM
Unitas4302	$50.00	$50.00	9/21/2009 6:56:32 PM
dunrizzo	$30.00	$30.00	9/21/2009 8:34:19 PM
credit-maestro	$25.00	$25.00	9/22/2009 4:41:13 AM
EretzCapital	$50.00	$50.00	9/22/2009 7:38:00 AM
building_community	$25.00	$25.00	9/22/2009 7:57:34 AM
Credit2Prosper	$25.00	$25.00	9/22/2009 11:00:20 AM
FollowMe2Freedom	$25.00	$25.00	9/22/2009 10:34:30 PM
Vans1975	$50.00	$50.00	9/22/2009 7:26:08 PM
Wachocia	$30.00	$8.62	9/22/2009 8:33:51 PM
peter916	$100.00	$100.00	9/22/2009 5:34:56 PM
Bank_Of_XL	$50.00	$50.00	9/22/2009 5:36:29 PM
27 bids
Borrower Payment Dependent Notes Series 422418
This series of Notes was issued and sold upon the funding of the borrower loan #38667, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction start date:	Sep-02-2009
Term:	36 months	Estimated loss:	8.0%	Auction end date:	Sep-16-2009

Starting lender yield:	23.73%	Starting borrower rate/APR:	24.73% / 27.03%	Starting monthly payment:	$198.09
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 23.25%	Final monthly payment:	$188.38

Auction yield range:	8.18% - 23.73%	Estimated loss impact:	8.47%
Lender servicing fee:	1.00%	Estimated return:	11.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2001	Debt/Income ratio:	30%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	8y 4m
Amount delinquent:	$0	Revolving credit balance:	$8,452	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	honorable-responsibility7	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Divorce
Purpose of loan:
This loan will be used to help me with my divorce.

My financial situation:
I am a good candidate for this loan because I always pay loans on time.

Monthly net income: $ 6000

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

rate-mogul	$25.00	$25.00	9/2/2009 4:20:19 PM
Bank_Of_XL	$100.00	$100.00	9/3/2009 6:18:35 AM
kulender	$50.00	$50.00	9/7/2009 6:52:28 AM
tnjohnso	$25.00	$25.00	9/9/2009 3:59:51 PM
JRockdown	$25.00	$25.00	9/9/2009 8:26:58 PM
himanshuko	$50.00	$50.00	9/14/2009 11:03:10 AM
fabulous-return	$25.00	$25.00	9/14/2009 10:56:43 AM
hellasow	$25.00	$25.00	9/14/2009 5:05:51 PM
credit-coach118	$25.00	$25.00	9/14/2009 5:39:15 PM
JPOPP	$30.00	$30.00	9/14/2009 8:03:36 PM
KLcapital	$50.00	$50.00	9/14/2009 8:18:02 PM
leverage-hawk	$25.00	$25.00	9/14/2009 8:38:35 PM
Superc0ld	$100.00	$100.00	9/14/2009 6:58:03 PM
Rip128	$50.00	$50.00	9/15/2009 6:27:49 AM
SGDebt	$100.00	$100.00	9/15/2009 7:26:22 AM
EODLEGS	$25.00	$25.00	9/14/2009 7:40:34 PM
MrOglesby	$25.00	$25.00	9/15/2009 4:06:52 AM
E-B	$50.00	$50.00	9/15/2009 4:08:02 AM
CULPEPPERGROUP	$25.00	$25.00	9/15/2009 5:11:08 AM
axelducheck	$25.00	$25.00	9/15/2009 11:47:39 AM
mercuriant	$25.00	$25.00	9/15/2009 11:57:52 AM
beakerfish	$50.00	$50.00	9/15/2009 1:11:04 PM
l2fp	$61.37	$61.37	9/15/2009 1:53:29 PM
bhargapa	$25.00	$25.00	9/15/2009 2:53:10 PM
bhargapa	$25.00	$25.00	9/15/2009 2:52:59 PM
JDLN	$25.00	$25.00	9/15/2009 5:00:27 PM
Ray3486	$25.00	$25.00	9/15/2009 5:16:43 PM
LibbyZ	$50.00	$50.00	9/15/2009 4:48:58 PM
maga	$50.00	$50.00	9/15/2009 5:53:11 PM
Sparchange	$25.00	$25.00	9/15/2009 5:02:03 PM
tkr2	$25.00	$25.00	9/15/2009 9:35:29 PM
jcw3rd	$25.00	$25.00	9/15/2009 9:44:41 PM
leverage-thunder	$25.00	$25.00	9/15/2009 9:57:45 PM
umfan123	$26.96	$26.96	9/16/2009 6:50:57 AM
gilbrear	$25.00	$25.00	9/15/2009 5:50:44 PM
productive-moola	$25.00	$25.00	9/15/2009 6:08:41 PM
hutmacher	$100.00	$100.00	9/16/2009 6:55:04 AM
asset-numero-uno	$50.00	$50.00	9/15/2009 6:31:16 PM
Cashlender1992	$25.00	$25.00	9/16/2009 8:47:13 AM
HawkedMatter	$25.00	$25.00	9/16/2009 9:23:01 AM
OrdiNance	$200.00	$200.00	9/15/2009 7:10:57 PM
aesop56	$100.00	$100.00	9/16/2009 9:43:17 AM
BuckeyeGuy	$50.00	$50.00	9/15/2009 9:12:26 PM
cwm3651	$25.00	$25.00	9/16/2009 6:19:08 AM
investment-cluster	$25.00	$25.00	9/16/2009 2:36:59 PM
MOVet	$25.00	$25.00	9/16/2009 2:49:45 PM
akakii	$75.00	$75.00	9/16/2009 11:53:19 AM
sdc42	$25.00	$25.00	9/16/2009 3:04:38 PM
VAGweilo	$100.00	$100.00	9/16/2009 12:01:36 PM
bhargapa	$50.00	$50.00	9/16/2009 3:16:00 PM
ronin4sale	$25.00	$25.00	9/16/2009 1:21:58 PM
best-generosity-financier	$25.00	$25.00	9/16/2009 4:11:55 PM
bhargapa	$100.00	$100.00	9/16/2009 3:16:52 PM
wealth-comet694	$50.00	$50.00	9/16/2009 3:30:40 PM
Traal	$25.00	$25.00	9/2/2009 4:36:27 PM
RedCentre	$100.00	$100.00	9/3/2009 2:45:16 PM
M_V	$82.33	$82.33	9/3/2009 3:51:57 PM
rawsushi	$25.00	$25.00	9/6/2009 7:23:36 PM
bid-wonder	$25.00	$25.00	9/6/2009 9:20:19 AM
AuroraRobbin	$50.00	$50.00	9/7/2009 3:49:14 PM
little_shark_J	$25.00	$25.00	9/8/2009 11:49:30 AM
buffalobills	$25.00	$25.00	9/8/2009 1:52:16 PM
outofoffice	$50.00	$50.00	9/9/2009 7:45:50 PM
PropertyInvest	$25.00	$25.00	9/11/2009 4:15:27 PM
twjh	$25.00	$25.00	9/11/2009 7:21:58 PM
lagnisiruk	$33.00	$33.00	9/12/2009 10:09:18 AM
danza	$25.00	$25.00	9/12/2009 8:21:10 PM
bitano	$50.00	$50.00	9/13/2009 6:44:53 AM
tashara	$50.00	$50.00	9/14/2009 3:51:32 PM
the-profit-oracle	$25.00	$25.00	9/14/2009 3:18:25 PM
mikeyp411	$25.00	$25.00	9/14/2009 5:14:57 PM
sabot6	$29.40	$29.40	9/14/2009 6:28:59 PM
icess285	$25.00	$25.00	9/14/2009 5:17:40 PM
vkm2000	$25.00	$25.00	9/14/2009 6:30:52 PM
EretzCapital	$50.00	$50.00	9/14/2009 5:43:36 PM
BuzzyBee336	$25.00	$25.00	9/14/2009 7:22:52 PM
thoughtful-investment045	$25.00	$25.00	9/15/2009 4:21:06 AM
juxtapose	$25.00	$25.00	9/15/2009 7:43:14 AM
JauaFlash	$27.89	$27.89	9/15/2009 8:08:34 AM
timtheman1	$50.00	$50.00	9/15/2009 9:11:03 AM
kindness-jedi	$25.00	$25.00	9/15/2009 1:02:59 PM
Trentsteel_98	$25.00	$25.00	9/15/2009 4:46:12 PM
sdkakarok	$31.93	$31.93	9/15/2009 4:46:06 PM
nimble-revenue	$43.46	$43.46	9/15/2009 2:46:12 PM
bhargapa	$25.00	$25.00	9/15/2009 2:52:48 PM
padewy	$25.00	$25.00	9/15/2009 4:47:49 PM
Shaun1	$91.98	$91.98	9/15/2009 5:52:02 PM
freedom3	$73.00	$73.00	9/15/2009 8:14:32 PM
Bobusa	$25.00	$25.00	9/16/2009 5:25:24 AM
mckhbnpc	$30.43	$30.43	9/16/2009 8:47:48 AM
truelumen	$25.00	$25.00	9/16/2009 10:16:27 AM
PotBellyPete	$25.00	$25.00	9/16/2009 11:16:01 AM
IceFisherman	$42.88	$42.88	9/16/2009 11:25:10 AM
bitano	$50.00	$50.00	9/16/2009 5:45:11 AM
UC3307	$70.00	$70.00	9/16/2009 12:15:31 PM
LendK	$30.00	$30.00	9/16/2009 7:35:56 AM
awesome-responsibility	$750.00	$335.37	9/16/2009 1:29:34 PM
CriticalMiss	$250.00	$250.00	9/16/2009 1:34:43 PM
dahnkster	$25.00	$25.00	9/16/2009 2:26:47 PM
Montgomery-Burns	$25.00	$25.00	9/16/2009 2:55:30 PM
wwwUniversal	$25.00	$25.00	9/16/2009 2:26:09 PM
Lear31	$50.00	$50.00	9/16/2009 3:05:59 PM
zztopdog	$25.00	$25.00	9/16/2009 4:03:42 PM
BDS	$50.00	$50.00	9/16/2009 1:05:55 PM
smart-money	$25.00	$25.00	9/16/2009 4:08:32 PM
steveinflorida	$25.00	$25.00	9/16/2009 4:09:51 PM
djf3342	$50.00	$50.00	9/16/2009 2:07:07 PM
bhargapa	$25.00	$25.00	9/16/2009 3:16:20 PM
andrelaplume	$35.00	$35.00	9/16/2009 3:41:08 PM
kinetic-social	$25.00	$25.00	9/16/2009 3:54:04 PM
110 bids
Borrower Payment Dependent Notes Series 422454
This series of Notes was issued and sold upon the funding of the borrower loan #38668, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction start date:	Sep-02-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Sep-16-2009

Starting lender yield:	8.13%	Starting borrower rate/APR:	9.13% / 12.67%	Starting monthly payment:	$31.86
Final lender yield:	6.00%	Final borrower rate/APR:	7.00% / 10.50%	Final monthly payment:	$30.88

Auction yield range:	3.18% - 8.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Nov-1997	Debt/Income ratio:	25%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	4y 2m
Amount delinquent:	$0	Revolving credit balance:	$101,010	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	credit-keeper767	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start goodprosper borrowing history
Purpose of loan:
This loan will be paid onto?a credit card.? I am hoping to start a borrowing history with prosper so that I may have a better chance of having a larger loan funded at a later time.

My financial situation:
I am a?great candidate for this loan because I always pay my debts. My wife and I are both workaholics with?two beautiful daughters to take care of. We both need to free up some extra money every month to continue to pay off debt?and save for emergencies. We try to help out others as much as possible and can use some help now for ourselves.

Monthly net income:
My monthly net income is $2,300 Plus Overtime (My anual Gross income last year was $42,000)
My wife's monthly net income is $2,400
I have also received $80/month for the last four years
I also receive five?to eight hundred dollars a month from my live in nanny and her husband who had fallen into some bad luck they are repaying me for their medical bills and car.

Monthly expenses:?
??Housing: $ 1,470
??Insurance: $ 200
??Car expenses: $ 315
??Utilities: $ 300
??Phone, cable, internet: $ 180
??Food: $?700
??Clothing, household expenses $ 0
??Credit cards and other loans: $?1,085
??Other expenses: $ 600 Babysitting
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: why such a high revolving credit $ amount - The-Lighthouse-Group
A: About $65,000 is actually my second morgtate (home equity line of credit locked in at 9% interest rate). (Sep-04-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Retired_Money	$25.00	$25.00	9/4/2009 12:10:50 PM
hellasow	$30.00	$30.00	9/11/2009 9:02:59 PM
Vegan-Girl	$50.00	$50.00	9/14/2009 4:57:34 AM
productive-moola	$25.00	$25.00	9/14/2009 10:25:00 PM
lonix	$25.00	$25.00	9/15/2009 4:05:24 AM
soulfly	$25.00	$25.00	9/15/2009 8:36:15 AM
EVS	$25.00	$25.00	9/15/2009 4:24:28 PM
loanman2007	$50.00	$50.00	9/15/2009 6:07:21 PM
axelducheck	$25.00	$25.00	9/16/2009 9:30:58 AM
LA-Funding-Bank	$25.00	$25.00	9/16/2009 10:32:35 AM
kinetic-social	$50.00	$50.00	9/16/2009 3:58:20 PM
SanJoser	$100.00	$100.00	9/16/2009 2:29:15 PM
BAEVentures	$25.00	$25.00	9/2/2009 7:33:22 PM
swissbanker	$50.00	$50.00	9/3/2009 7:20:00 AM
HealthAndSafety	$50.00	$50.00	9/6/2009 8:37:00 AM
PrinceValium	$25.00	$25.00	9/8/2009 7:57:19 PM
SchaeferJ	$25.00	$25.00	9/10/2009 4:39:27 AM
five-star-asset	$25.00	$25.00	9/10/2009 10:31:48 PM
PrinceValium	$25.00	$25.00	9/12/2009 6:20:44 PM
mobius_titan	$25.00	$25.00	9/14/2009 7:06:36 AM
rce1964	$25.00	$25.00	9/14/2009 3:17:16 PM
REITRUST	$25.00	$25.00	9/15/2009 8:56:00 AM
sunny1985	$25.00	$25.00	9/14/2009 7:46:34 PM
Firescreek	$25.00	$25.00	9/15/2009 11:30:36 AM
fcrick	$25.00	$25.00	9/15/2009 4:09:25 PM
fortytwo	$50.00	$50.00	9/15/2009 4:45:58 PM
bmcg	$25.00	$25.00	9/16/2009 6:01:15 AM
poz222	$26.00	$26.00	9/16/2009 11:57:32 AM
prainvestment	$50.00	$0.78	9/16/2009 8:07:27 AM
greenback-octave	$25.00	$25.00	9/16/2009 2:30:43 PM
kingfish66	$43.22	$43.22	9/16/2009 2:56:58 PM
31 bids
Borrower Payment Dependent Notes Series 422698
This series of Notes was issued and sold upon the funding of the borrower loan #38661, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	C	Auction start date:	Sep-04-2009
Term:	36 months	Estimated loss:	8.0%	Auction end date:	Sep-18-2009

Starting lender yield:	22.73%	Starting borrower rate/APR:	23.73% / 26.02%	Starting monthly payment:	$175.91
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 23.25%	Final monthly payment:	$169.54

Auction yield range:	8.18% - 22.73%	Estimated loss impact:	8.47%
Lender servicing fee:	1.00%	Estimated return:	11.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1999	Debt/Income ratio:	19%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	6y 4m
Amount delinquent:	$0	Revolving credit balance:	$11,083	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	blue-ingenious-gain	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reduce rate on my credit cards
Purpose of loan:
This loan will be used to?
pay off credit cards
My financial situation:
I am a good candidate for this loan because?
I make my payments on time each month and try to pay more than the minimum payment.
Monthly net income: $ 2500

Monthly expenses: $ 1410
??Housing: $ 480
??Insurance: $ 30
??Car expenses: $
??Utilities: $ 150
??Phone, cable, internet: $100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 450
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Thank you for listing expenses. Do you put any into savings? Do you have a car payment? For whom do you work? Are you trying consolidate accounts or pay down debt? What accounts for the RCB of 11K? Thanks and well-wishes. - Eaglehigh
A: Yes, I try to put a couple hundred dollars into savings each month. I do not have a car payment, and I work at Modern Trailer Sales. I am trying to pay off a credit card that is at 29.99%. (Sep-09-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

rate-mogul	$25.00	$25.00	9/4/2009 10:33:51 AM
unbeatable-wealth	$25.00	$25.00	9/5/2009 11:11:07 PM
buffalobills	$25.00	$25.00	9/6/2009 7:05:52 PM
JRockdown	$25.00	$25.00	9/9/2009 8:27:01 PM
Madron	$50.00	$50.00	9/10/2009 3:17:38 AM
lasalle123	$50.00	$50.00	9/11/2009 8:28:27 AM
szetheli	$99.00	$99.00	9/11/2009 6:15:46 PM
Tylerh	$100.00	$100.00	9/13/2009 3:55:05 PM
YoungTaxMan	$25.00	$25.00	9/14/2009 4:35:48 PM
GrayStudio	$25.00	$25.00	9/14/2009 7:11:49 PM
balance-chestnut	$25.00	$25.00	9/14/2009 9:09:26 PM
_SCI_	$25.00	$25.00	9/15/2009 10:07:12 AM
littlemonkey	$25.00	$25.00	9/15/2009 1:00:24 PM
LilyMax	$100.00	$100.00	9/15/2009 5:18:14 PM
kenL	$200.00	$200.00	9/15/2009 9:30:28 PM
CashBank	$25.00	$25.00	9/16/2009 9:16:15 AM
LendingHelper	$50.00	$50.00	9/16/2009 9:58:12 AM
credit-coach118	$25.00	$25.00	9/16/2009 1:55:40 PM
pjnyam	$25.00	$25.00	9/16/2009 6:07:59 PM
SV-AZ	$25.00	$25.00	9/16/2009 8:05:21 PM
mlovese	$25.00	$25.00	9/16/2009 8:27:10 PM
jamiee73	$26.22	$26.22	9/16/2009 11:03:03 PM
theonezozo	$25.00	$25.00	9/17/2009 12:25:09 AM
kttalamo	$50.00	$50.00	9/16/2009 7:09:57 PM
Jim33	$25.00	$25.00	9/16/2009 8:11:52 PM
JauaFlash	$25.00	$25.00	9/17/2009 11:23:42 AM
sturdy-peace9	$50.00	$50.00	9/16/2009 10:05:38 PM
Nasdaq	$25.00	$25.00	9/16/2009 10:33:13 PM
Lear31	$50.00	$50.00	9/17/2009 12:29:15 PM
bitano	$50.00	$50.00	9/17/2009 2:36:41 PM
Taho	$50.00	$50.00	9/17/2009 2:41:36 PM
MrOglesby	$25.00	$25.00	9/17/2009 7:52:43 AM
BuzzyBee336	$25.00	$25.00	9/17/2009 8:16:25 AM
kindness-jedi	$50.00	$50.00	9/17/2009 3:30:57 PM
JTHarris	$50.00	$50.00	9/17/2009 3:49:06 PM
freedom3	$177.00	$177.00	9/17/2009 4:53:57 PM
FOFagent1	$100.00	$100.00	9/17/2009 7:24:43 PM
Nicedad72	$25.00	$25.00	9/18/2009 2:48:53 AM
talang	$25.00	$25.00	9/18/2009 4:49:46 AM
Bobusa	$25.00	$25.00	9/18/2009 5:07:50 AM
fatboy888	$25.00	$25.00	9/18/2009 5:55:02 AM
SkinnyFish	$25.00	$25.00	9/18/2009 6:45:01 AM
yu-rik	$60.00	$60.00	9/18/2009 8:29:49 AM
Leshan	$50.00	$50.00	9/18/2009 8:32:11 AM
BuckeyeBanker	$25.00	$25.00	9/18/2009 8:46:02 AM
CriticalMiss	$162.34	$162.34	9/18/2009 8:57:26 AM
Clicktogetmoney	$30.00	$30.00	9/18/2009 9:20:40 AM
BrothersInArmsLending	$70.87	$70.87	9/18/2009 9:26:53 AM
Engineer44	$35.00	$35.00	9/18/2009 9:28:52 AM
natejx	$25.00	$25.00	9/4/2009 10:56:44 AM
loan_doctor	$25.00	$25.00	9/4/2009 10:33:56 AM
Tai	$25.00	$25.00	9/4/2009 11:18:55 AM
Thunder08	$25.00	$25.00	9/4/2009 11:37:00 AM
LarryNY	$25.00	$25.00	9/4/2009 12:40:31 PM
Bank_Of_XL	$100.00	$100.00	9/5/2009 11:37:02 AM
bid-wonder	$25.00	$25.00	9/6/2009 9:20:24 AM
foothillender	$25.00	$25.00	9/6/2009 10:35:17 AM
AuroraRobbin	$50.00	$50.00	9/7/2009 3:50:31 PM
M_V	$25.00	$25.00	9/7/2009 3:52:48 PM
little_shark_J	$25.00	$25.00	9/8/2009 11:49:33 AM
tnjohnso	$25.00	$25.00	9/9/2009 6:05:52 PM
Sol_Invictus	$25.00	$25.00	9/11/2009 6:14:04 AM
1-HARD-HEAD	$50.00	$50.00	9/12/2009 8:14:35 AM
outofoffice	$36.18	$36.18	9/13/2009 3:13:28 PM
fabulous-return	$25.00	$25.00	9/14/2009 10:58:40 AM
himanshuko	$50.00	$50.00	9/14/2009 11:12:56 AM
the-profit-oracle	$25.00	$25.00	9/14/2009 2:33:54 PM
hellasow	$25.00	$25.00	9/14/2009 5:17:46 PM
NJournalist	$25.00	$25.00	9/14/2009 5:48:50 PM
jralending	$25.00	$25.00	9/14/2009 7:46:24 PM
callmebryan	$25.00	$25.00	9/14/2009 7:54:29 PM
twjh	$25.00	$25.00	9/14/2009 8:43:31 PM
zxsport30	$25.00	$25.00	9/14/2009 9:06:54 PM
leverage-hawk	$25.00	$25.00	9/14/2009 8:41:32 PM
mala54	$25.00	$25.00	9/15/2009 1:33:26 PM
mercuriant	$25.00	$22.64	9/15/2009 4:27:03 PM
sharp-credit	$100.00	$100.00	9/15/2009 3:49:33 PM
Tahoeman	$25.00	$25.00	9/15/2009 9:53:06 PM
loanman2007	$50.00	$50.00	9/16/2009 11:01:30 AM
dahnkster	$25.00	$25.00	9/16/2009 2:29:08 PM
truth-silo	$50.00	$50.00	9/16/2009 4:32:10 PM
robot777	$40.00	$40.00	9/16/2009 9:30:17 PM
building_community	$25.00	$25.00	9/16/2009 10:39:34 PM
emitt3140	$26.63	$26.63	9/17/2009 6:06:58 AM
kangarookim99	$25.00	$25.00	9/17/2009 6:39:21 AM
LoisLoan	$25.00	$25.00	9/16/2009 5:50:01 PM
jaxlender15	$25.00	$25.00	9/16/2009 7:34:54 PM
suzanny	$25.00	$25.00	9/17/2009 5:54:24 AM
wwwUniversal	$25.00	$25.00	9/17/2009 2:00:06 PM
admirable-credit	$25.00	$25.00	9/17/2009 2:41:02 PM
tpcnet	$39.12	$39.12	9/17/2009 3:21:17 PM
SweatyBalls	$50.00	$50.00	9/17/2009 4:37:04 PM
money-expert	$25.00	$25.00	9/17/2009 9:46:42 AM
Techne_Funds_LLC	$25.00	$25.00	9/17/2009 6:50:31 PM
slushfunder	$50.00	$50.00	9/17/2009 7:26:34 PM
CK1	$25.00	$25.00	9/17/2009 7:55:21 PM
truelumen	$25.00	$25.00	9/18/2009 3:32:18 AM
j5505	$105.00	$105.00	9/18/2009 5:12:32 AM
flwah	$25.00	$25.00	9/18/2009 6:44:40 AM
cerbear9	$25.00	$25.00	9/18/2009 6:49:50 AM
sharp-credit	$200.00	$200.00	9/18/2009 7:42:31 AM
jhernand17	$25.00	$25.00	9/18/2009 8:00:05 AM
wealth-comet694	$25.00	$25.00	9/18/2009 8:42:44 AM
PotBellyPete	$25.00	$25.00	9/18/2009 8:49:27 AM
OoM	$25.00	$25.00	9/18/2009 9:21:59 AM
UC3307	$70.00	$70.00	9/18/2009 8:53:33 AM
zztopdog	$25.00	$25.00	9/18/2009 9:22:44 AM
friendinmoney	$25.00	$25.00	9/18/2009 9:28:36 AM
108 bids
Borrower Payment Dependent Notes Series 422728
This series of Notes was issued and sold upon the funding of the borrower loan #38680, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,200.00	Prosper Rating:	C	Auction start date:	Sep-04-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Sep-18-2009

Starting lender yield:	21.11%	Starting borrower rate/APR:	22.11% / 24.38%	Starting monthly payment:	$198.89
Final lender yield:	19.05%	Final borrower rate/APR:	20.05% / 22.29%	Final monthly payment:	$193.38

Auction yield range:	8.18% - 21.11%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1997	Debt/Income ratio:	36%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	15 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	13y 6m
Amount delinquent:	$0	Revolving credit balance:	$30,945	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	delight598	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	680-700 (Latest)
Principal borrowed:	$8,500.00	< mo. late:	0 ( 0% )	720-740 (Sep-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Home repairs
Purpose of loan:
This loan will be used to??for general home repairs and improvements.? I endured very high energy bills during the Winter of 2008/09 due to very low insualtion levels in the attic?(2") and no insulation under?my house in the crawl spaces.? The plan is to have the attic, and crawl spaces in my house fully insulated in September and October.? I would?also like to have all of my?pipes fully prepared for the Winter months.? I have a very old home and it is vulnerable to?the Winter months.? I would also like to replace a?French door in my kitchen and replace the windows in my kids rooms.
My financial situation:
I am a good candidate for this loan because?I have a good job with a good rising income.? I have been with my employer now?since March?1996 and?have been in my current position as the Court Administrator?since 2000.? Every year?since 2000 I have recieved bonuses of 5% or more each?November.? That is the highest merit raise within our city government.

I have had a good payment history and I am just now getting to where things are tight and I am falling behind.? In?March when I purchased my new house my credit score was 720.? Due to the amount that I pay in child support and debt from my divorce settlement of 2007 it has been difficult to do much needed home repairs and improvements.?

I can repay a loan with reasonable monthly payments.

Please consider my application and you will not be disappointed.
Thank you.

Thank you.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Your previous prosper loan has been paid in short time. How soon are you planning to pay off this loan? Could you provide your Net income and expense? Your revolving Credit card balance is quite a bit, how do you pay or planning to pay? Thanks. - cybercop45
A: Good questions... I'm not sure how soon I will repay. It will be prior to the end of the term. My original listing was for $8,500, but after a few follow-up handyman quotes I was able to reduce the amount needed. My discreationary income is about $400-$500 a month. I took on additional credit card debt as the result of my 2007 divorce. It has been a struggle to pay down debt, but I do have a plan and have made progress and expect to pay down my debt by 30% by March 2011. (Sep-16-2009)
Q: With new loan you will have around 200-300 disposable income (400- 500 minus new loan payment of 200). It will take 12 yrs to pay of outstanding balance (principle only), assuming you pay 200/mo towards CC Balance. How much are you paying towards CC? - cybercop45
A: I expect that I will repay the loan in full within 18 - 24 month. I will do that with 2 additional pay cycles during the 2010 year and also use pay increases of 3-5% for 2010 & 2011. I pay about $500 a month in credit card payments. I pay above the minimum on each. I hope this helps. (Sep-17-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

elated-justice	$25.00	$25.00	9/4/2009 10:19:47 AM
WalnutCreekguy	$33.00	$33.00	9/4/2009 10:25:58 AM
keeks	$25.00	$25.00	9/4/2009 10:26:51 AM
hrubinst	$25.00	$25.00	9/4/2009 10:30:50 AM
Hokiemon	$75.00	$75.00	9/4/2009 10:32:03 AM
Hogpilot	$25.00	$25.00	9/4/2009 10:37:51 AM
ianakacg	$25.00	$25.00	9/4/2009 10:38:51 AM
crazycool	$25.00	$25.00	9/4/2009 10:20:44 AM
Syzygy	$25.00	$25.00	9/4/2009 10:26:06 AM
decisive-capital	$50.00	$50.00	9/4/2009 10:26:58 AM
02bob	$25.00	$25.00	9/4/2009 10:27:34 AM
brazilofmux	$100.00	$100.00	9/4/2009 10:29:40 AM
siege01	$25.00	$25.00	9/4/2009 10:26:16 AM
slymoose	$25.00	$25.00	9/4/2009 10:27:12 AM
ScottW	$25.00	$25.00	9/4/2009 10:33:46 AM
incbx	$25.00	$25.00	9/4/2009 10:34:53 AM
CarDealer3070	$25.00	$25.00	9/4/2009 10:38:40 AM
JohnW12	$25.00	$25.00	9/4/2009 10:39:01 AM
drummer427	$25.00	$25.00	9/4/2009 10:37:22 AM
Kaj	$25.00	$25.00	9/4/2009 10:37:26 AM
lagnisiruk	$25.00	$25.00	9/4/2009 10:38:17 AM
profit33r	$25.00	$25.00	9/4/2009 10:38:22 AM
jeg3k	$25.00	$25.00	9/4/2009 10:38:37 AM
socialbanker	$25.00	$6.49	9/4/2009 10:39:24 AM
Traal	$25.00	$25.00	9/4/2009 11:45:30 AM
Bank_Of_XL	$100.00	$100.00	9/5/2009 11:38:09 AM
Frankk2	$35.00	$35.00	9/6/2009 2:12:12 PM
interstellar	$50.00	$50.00	9/6/2009 10:46:54 PM
AuroraRobbin	$50.00	$50.00	9/8/2009 10:45:02 AM
OoM	$25.00	$25.00	9/9/2009 12:19:02 PM
liederhaus	$50.00	$50.00	9/9/2009 5:40:22 PM
Dollars4Rent	$25.00	$25.00	9/10/2009 11:59:52 AM
Credit2Prosper	$25.00	$25.00	9/10/2009 5:03:38 PM
little_shark_J	$25.00	$25.00	9/11/2009 5:30:52 PM
oldman1947	$25.00	$25.00	9/14/2009 11:23:46 AM
tashara	$25.00	$25.00	9/14/2009 4:01:52 PM
tashara	$25.00	$25.00	9/14/2009 4:03:45 PM
johnpmid	$25.00	$25.00	9/14/2009 4:37:04 PM
deepblue34	$25.00	$25.00	9/14/2009 6:45:36 PM
doughnut1	$25.00	$25.00	9/14/2009 11:14:58 PM
Madron	$25.00	$25.00	9/15/2009 4:39:43 AM
Lking319	$25.96	$25.96	9/15/2009 8:38:29 AM
dough-shooter	$129.06	$129.06	9/15/2009 4:17:26 PM
impartial-deal	$25.00	$25.00	9/15/2009 5:17:35 PM
CoolPlexer	$25.00	$25.00	9/15/2009 4:25:01 PM
Schlawinzer	$50.00	$50.00	9/16/2009 1:43:21 PM
loanman2007	$50.00	$50.00	9/16/2009 11:04:11 AM
truth-silo	$50.00	$50.00	9/16/2009 4:33:58 PM
dorypro	$25.00	$25.00	9/16/2009 4:39:15 PM
outofoffice	$50.00	$50.00	9/16/2009 9:05:43 PM
building_community	$25.00	$25.00	9/16/2009 10:42:58 PM
bst	$28.84	$28.84	9/17/2009 3:07:09 AM
rawsushi	$100.00	$100.00	9/17/2009 6:50:03 AM
ZOOOM	$25.00	$25.00	9/17/2009 7:31:40 AM
redhead21	$50.92	$50.92	9/17/2009 9:59:35 AM
lakefront5	$30.00	$30.00	9/17/2009 11:12:46 AM
dynamic-capital	$25.00	$25.00	9/17/2009 1:21:22 PM
MrOglesby	$25.00	$25.00	9/17/2009 7:54:24 AM
Bill88	$50.00	$50.00	9/17/2009 4:15:54 PM
bobbyhume	$25.00	$25.00	9/17/2009 2:44:48 PM
ScottJ	$25.00	$25.00	9/17/2009 9:22:04 PM
mikeyp411	$25.00	$25.00	9/17/2009 8:32:27 PM
Techne_Funds_LLC	$25.00	$25.00	9/17/2009 6:52:54 PM
Bobusa	$25.00	$25.00	9/18/2009 5:18:12 AM
Taho	$32.00	$32.00	9/18/2009 6:39:20 AM
colorfulgardener	$50.00	$50.00	9/18/2009 7:32:47 AM
asset-numero-uno	$50.00	$50.00	9/18/2009 9:14:48 AM
Engineer44	$35.00	$35.00	9/18/2009 9:29:57 AM
Skeptical-one	$100.00	$100.00	9/18/2009 9:11:32 AM
skuba	$25.00	$25.00	9/4/2009 10:20:52 AM
dparkhom	$25.00	$25.00	9/4/2009 10:25:30 AM
BBL	$25.00	$25.00	9/4/2009 10:26:13 AM
BerkeleyBonds	$25.00	$25.00	9/4/2009 10:26:30 AM
Dakota98	$50.00	$50.00	9/4/2009 10:26:33 AM
techvet	$25.00	$25.00	9/4/2009 10:27:03 AM
Clambake	$50.00	$50.00	9/4/2009 10:33:07 AM
cyberie21	$40.00	$40.00	9/4/2009 10:39:09 AM
GMPK_TLAS	$45.00	$45.00	9/4/2009 10:26:43 AM
educationfirst	$25.00	$25.00	9/4/2009 10:27:23 AM
Josta	$50.00	$50.00	9/4/2009 10:28:11 AM
GRI	$35.73	$35.73	9/4/2009 10:31:11 AM
whiteshadow	$50.00	$50.00	9/4/2009 10:26:24 AM
KLCRAY	$50.00	$50.00	9/4/2009 10:32:17 AM
Cai8899	$25.00	$25.00	9/4/2009 10:32:38 AM
chicco	$80.00	$80.00	9/4/2009 10:36:05 AM
wampum-proton	$25.00	$25.00	9/4/2009 10:36:55 AM
PhalanxBulldog	$25.00	$25.00	9/4/2009 10:34:37 AM
mason13a	$25.00	$25.00	9/4/2009 10:38:27 AM
pure-deal6	$25.00	$25.00	9/4/2009 10:38:45 AM
best-platinum-persimmon	$25.00	$25.00	9/4/2009 10:38:34 AM
Sam65	$25.00	$25.00	9/4/2009 10:39:05 AM
unclejaef	$25.00	$25.00	9/4/2009 10:39:17 AM
five-star-justice	$36.00	$36.00	9/4/2009 10:52:23 AM
festivecpl	$100.00	$100.00	9/4/2009 8:20:25 PM
pistol357	$104.00	$104.00	9/5/2009 9:37:33 PM
SunriseTrader1	$50.00	$50.00	9/6/2009 9:47:04 AM
credit-bloom	$25.00	$25.00	9/7/2009 7:05:41 AM
leverage-hawk	$25.00	$25.00	9/9/2009 8:19:33 PM
PropertyInvest	$25.00	$25.00	9/11/2009 3:53:53 PM
fabulous-return	$50.00	$50.00	9/14/2009 11:06:22 AM
QsDad	$25.00	$25.00	9/14/2009 4:37:09 PM
impartial-deal	$29.00	$29.00	9/14/2009 4:39:14 PM
wealth-comet694	$25.00	$25.00	9/15/2009 11:20:14 AM
m60gpmg	$65.00	$65.00	9/15/2009 9:24:16 AM
aspire2grow	$25.00	$25.00	9/15/2009 10:09:48 AM
himanshuko	$35.00	$35.00	9/15/2009 12:14:59 PM
shawnw2	$25.00	$25.00	9/15/2009 12:15:38 PM
tompau	$25.00	$25.00	9/15/2009 2:07:11 PM
nashibaksi	$25.00	$25.00	9/15/2009 6:38:16 PM
bondhedger	$25.00	$25.00	9/15/2009 6:27:20 PM
credit-coach118	$25.00	$25.00	9/16/2009 9:02:17 AM
golffish2	$50.00	$50.00	9/16/2009 5:55:41 AM
golffish2	$50.00	$50.00	9/16/2009 9:59:12 AM
riveting-rate	$25.00	$25.00	9/16/2009 5:20:58 PM
ca_rabbit	$39.00	$39.00	9/16/2009 8:32:46 PM
carmat60	$25.00	$25.00	9/16/2009 10:04:19 PM
mordecei	$50.00	$50.00	9/17/2009 6:43:27 AM
dante168	$25.00	$25.00	9/17/2009 9:59:52 AM
efficient-bid2	$25.00	$25.00	9/17/2009 10:34:48 AM
JauaFlash	$25.00	$25.00	9/17/2009 11:24:19 AM
PotBellyPete	$25.00	$25.00	9/17/2009 11:46:54 AM
PXM-Financial	$75.00	$75.00	9/16/2009 9:32:20 PM
Glad2HelpU	$50.00	$50.00	9/17/2009 2:52:23 AM
best-generosity-financier	$25.00	$25.00	9/17/2009 4:23:22 PM
JTHarris	$50.00	$50.00	9/17/2009 11:50:01 AM
maga	$100.00	$100.00	9/17/2009 6:38:35 PM
BLKLOC11	$70.00	$70.00	9/17/2009 4:37:57 PM
thoughtful-investment045	$25.00	$25.00	9/17/2009 8:16:55 PM
drb4ever	$25.00	$25.00	9/17/2009 8:39:17 PM
Nicedad72	$25.00	$25.00	9/18/2009 2:44:00 AM
RadarLuv	$25.00	$25.00	9/18/2009 5:03:40 AM
yu-rik	$50.00	$50.00	9/18/2009 6:01:28 AM
glenium	$25.00	$25.00	9/18/2009 6:27:51 AM
sunnygee	$25.00	$25.00	9/18/2009 7:36:18 AM
Leshan	$75.00	$75.00	9/18/2009 8:34:46 AM
Calapooia	$25.00	$25.00	9/18/2009 9:06:01 AM
JTRADER056	$70.00	$70.00	9/18/2009 8:52:15 AM
UC3307	$70.00	$70.00	9/18/2009 9:02:41 AM
138 bids
Borrower Payment Dependent Notes Series 422810
This series of Notes was issued and sold upon the funding of the borrower loan #38696, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction start date:	Sep-02-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-16-2009

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 14.97%	Starting monthly payment:	$32.92
Final lender yield:	8.88%	Final borrower rate/APR:	9.88% / 13.44%	Final monthly payment:	$32.21

Auction yield range:	4.18% - 10.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1999	Debt/Income ratio:	23%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	0y 6m
Amount delinquent:	$0	Revolving credit balance:	$3,716	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	48%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	courageous-p2p	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need Loan Paying Off Electric Compa
My financial situation:
Thank you for the short term loan. I was suprised to get a 700.00 bill from my Electric Company. I will be able to Pay you back?next month when I get paid on Oct 2nd 2009

Monthly net income: $ 4000.00

Monthly expenses: $
??Housing: $ 1300
??Insurance: $ 200
??Car expenses: $ 575?
??Utilities: $ 700.00 (only this month)
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 100

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Is this going to be an ongoing problem? Why on earth did you get a $700 electric bill? - dasyjo
A: we just moved to tallahassee, fl and I did not know where I live I have to read my own meter. They have been "estimating" by bill for 3 months when they called I had to read the meter over the phone to update my account. That's when I found out that I was required to monthly read my own meter. I've been able to come up with some of the money but I was just not prepared to get this large of a bill this month. Thanks, (Sep-04-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	9/9/2009 9:28:05 AM
rce1964	$25.00	$25.00	9/14/2009 3:17:25 PM
glenium	$25.00	$25.00	9/16/2009 3:32:39 AM
marwadi-62	$100.00	$100.00	9/16/2009 5:56:34 AM
matthewrburk	$108.89	$108.89	9/16/2009 7:44:40 AM
Stalker_Sn	$43.02	$43.02	9/16/2009 8:41:17 AM
ebgb234	$35.00	$35.00	9/16/2009 12:11:47 PM
khamen	$25.00	$25.00	9/16/2009 12:44:19 PM
unequivocal-velocity	$50.00	$50.00	9/8/2009 8:50:20 PM
Xarach	$33.02	$33.02	9/10/2009 1:55:03 PM
seju	$25.00	$25.00	9/15/2009 4:25:42 AM
mobius_titan	$25.00	$25.00	9/15/2009 4:07:41 AM
maga	$50.00	$50.00	9/15/2009 6:14:47 PM
mojii77	$26.00	$26.00	9/16/2009 7:11:42 AM
dasyjo	$25.00	$25.00	9/16/2009 12:15:02 PM
Cashlender1992	$25.62	$25.62	9/16/2009 8:49:35 AM
plbquic	$100.00	$100.00	9/16/2009 1:07:21 PM
investment-cluster	$50.00	$50.00	9/16/2009 2:28:06 PM
jayk63	$25.00	$25.00	9/16/2009 4:14:40 PM
kinetic-social	$25.00	$3.45	9/16/2009 3:44:06 PM
bhargapa	$150.00	$150.00	9/16/2009 4:13:24 PM
best-generosity-financier	$25.00	$25.00	9/16/2009 4:14:14 PM
22 bids
Borrower Payment Dependent Notes Series 423008
This series of Notes was issued and sold upon the funding of the borrower loan #38681, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction start date:	Sep-04-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-18-2009

Starting lender yield:	11.33%	Starting borrower rate/APR:	12.33% / 14.47%	Starting monthly payment:	$166.86
Final lender yield:	9.30%	Final borrower rate/APR:	10.30% / 12.41%	Final monthly payment:	$162.04

Auction yield range:	4.18% - 11.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1986	Debt/Income ratio:	20%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	17 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	67	Length of status:	19y 9m
Amount delinquent:	$0	Revolving credit balance:	$14,163	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	43%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	supreme-reward4	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start new business
Purpose of loan:
This loan will be used to start a new business to support my daughter's entertainment career.? The loan will be used to finalized demo record in Nashville.??

My financial situation:
I am a good candidate for this loan because I have been employed full time for over 33 years, 30 of which has been in?a public safety postion in which I currently serve as the second highest ranking official.? Additionally, I have an established, successful business as a consultant and trainer in the homeland security arena working with local and state agencies as well as private industry.? I have?a great credit history with no late payments and?no negative impacts.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

turbospeed	$25.00	$25.00	9/4/2009 10:38:03 AM
Syzygy	$25.00	$25.00	9/4/2009 10:38:11 AM
lagnisiruk	$25.00	$25.00	9/4/2009 10:43:34 AM
Sid-K	$50.00	$50.00	9/4/2009 10:44:02 AM
skuba	$50.00	$50.00	9/4/2009 10:44:11 AM
cash-sensai2	$25.00	$25.00	9/4/2009 10:44:16 AM
testobsessed	$100.00	$100.00	9/4/2009 10:44:40 AM
Artist_Blue	$25.00	$25.00	9/4/2009 10:43:40 AM
honorable-yield	$50.00	$50.00	9/4/2009 10:43:57 AM
LoanGiver	$25.00	$25.00	9/4/2009 10:50:09 AM
personal-lender	$25.00	$25.00	9/4/2009 10:50:17 AM
DukSerduk	$25.00	$25.00	9/4/2009 10:44:06 AM
elasermd	$50.00	$50.00	9/4/2009 10:44:53 AM
Hogpilot	$25.00	$25.00	9/4/2009 10:46:24 AM
rjleves	$25.00	$25.00	9/4/2009 10:54:52 AM
bid-papyrus	$50.00	$50.00	9/4/2009 10:50:02 AM
Goodlender42	$25.00	$25.00	9/4/2009 10:55:16 AM
ok	$25.00	$25.00	9/4/2009 10:56:32 AM
kenji4861	$30.75	$30.75	9/4/2009 3:30:46 PM
szetowski	$25.00	$25.00	9/4/2009 3:28:37 PM
goofy15975	$25.00	$25.00	9/4/2009 9:06:24 PM
blackstar	$25.00	$25.00	9/5/2009 4:35:30 PM
all_of_that_one	$25.00	$25.00	9/5/2009 12:35:32 PM
bid-wonder	$25.00	$25.00	9/6/2009 9:20:25 AM
vinayski	$25.00	$25.00	9/6/2009 5:35:24 PM
impartial-deal	$25.00	$25.00	9/6/2009 9:25:38 PM
LuckySF	$27.91	$27.91	9/6/2009 9:31:23 PM
kenyonhillbilly	$50.00	$50.00	9/7/2009 3:30:27 PM
wormdc	$25.00	$25.00	9/7/2009 9:45:20 PM
MidnightBank	$25.00	$25.00	9/9/2009 2:36:51 PM
Coach2often	$50.00	$50.00	9/9/2009 3:11:07 PM
museic1	$25.00	$25.00	9/9/2009 5:56:32 PM
JJS180	$25.00	$25.00	9/9/2009 5:38:15 PM
brightest-revenue-spark	$25.00	$25.00	9/9/2009 5:54:32 PM
mscomeaux	$25.00	$25.00	9/9/2009 6:29:38 PM
ritchie70	$25.00	$25.00	9/9/2009 9:00:18 PM
Dollars4Rent	$25.00	$25.00	9/11/2009 8:27:05 AM
mathprof	$25.00	$25.00	9/10/2009 5:01:26 PM
neenerman	$25.00	$25.00	9/10/2009 9:40:03 PM
totoro	$25.00	$25.00	9/11/2009 12:30:06 PM
bazaar-tulip	$25.00	$25.00	9/11/2009 3:10:38 PM
kumpa2u	$37.93	$37.93	9/11/2009 7:14:30 PM
majormoves1	$25.00	$25.00	9/11/2009 4:34:38 PM
pbeach05	$25.00	$25.00	9/12/2009 8:19:42 AM
compoundinterest	$50.00	$50.00	9/12/2009 12:44:56 PM
Ananya	$25.00	$25.00	9/12/2009 10:16:11 AM
LPSolutions	$25.00	$25.00	9/12/2009 6:35:12 PM
kinetic-diversification	$25.00	$25.00	9/13/2009 1:05:35 PM
WillingToHelpOut	$25.00	$25.00	9/13/2009 2:35:51 PM
langdonx	$50.00	$50.00	9/14/2009 6:50:49 AM
rose88	$25.00	$25.00	9/14/2009 7:06:08 AM
rce1964	$25.00	$25.00	9/14/2009 3:17:33 PM
interstellar	$50.00	$50.00	9/14/2009 6:51:57 PM
OoM	$25.00	$25.00	9/15/2009 5:26:34 PM
tomjac2000	$25.00	$25.00	9/15/2009 8:45:37 PM
selo80	$25.00	$25.00	9/15/2009 6:22:50 PM
plbquic	$25.00	$25.00	9/16/2009 1:10:21 PM
haryassman	$25.00	$25.00	9/16/2009 2:15:30 PM
bear01	$30.00	$30.00	9/16/2009 7:58:58 PM
simms2k	$25.00	$25.00	9/17/2009 11:15:23 AM
wealth-comet694	$35.00	$35.00	9/17/2009 6:30:27 AM
kinetic-social	$27.00	$27.00	9/17/2009 4:19:42 PM
Asset-Builder	$50.00	$50.00	9/17/2009 10:52:52 AM
SkipMcGrath	$49.45	$49.45	9/17/2009 12:35:30 PM
hidavehi	$59.00	$59.00	9/17/2009 5:34:25 PM
kulender	$200.00	$200.00	9/18/2009 7:28:28 AM
beaufuture	$25.00	$25.00	9/18/2009 7:32:42 AM
colorfulgardener	$50.00	$50.00	9/18/2009 7:34:27 AM
wwwUniversal	$25.00	$25.00	9/18/2009 7:37:25 AM
Cherrypicker06	$25.00	$25.00	9/4/2009 10:43:43 AM
don8ter	$60.00	$60.00	9/4/2009 10:43:50 AM
bchen78875	$50.00	$50.00	9/4/2009 10:44:30 AM
Moron_Buffet	$25.00	$25.00	9/4/2009 10:48:21 AM
Kame	$25.00	$25.00	9/4/2009 10:49:44 AM
understanding-marketplace	$100.00	$100.00	9/4/2009 10:44:36 AM
seasportsguy	$25.00	$25.00	9/4/2009 10:45:05 AM
EODLEGS	$25.00	$25.00	9/4/2009 10:40:10 AM
gm93001	$25.00	$25.00	9/4/2009 10:48:39 AM
Cai8899	$25.00	$25.00	9/4/2009 10:43:15 AM
gold-tsunami	$25.00	$25.00	9/4/2009 10:52:12 AM
five-star-justice	$36.00	$36.00	9/4/2009 10:52:31 AM
Halos2002	$50.00	$50.00	9/4/2009 10:54:05 AM
RICHMONDREB	$25.00	$25.00	9/4/2009 11:01:19 AM
yank918	$25.00	$25.00	9/4/2009 10:52:41 AM
crossborders	$25.00	$25.00	9/4/2009 11:02:41 AM
buckyhead2000	$25.00	$25.00	9/4/2009 3:28:58 PM
jgar_O	$30.00	$30.00	9/5/2009 10:50:26 AM
bowdish1	$50.00	$50.00	9/8/2009 9:15:56 AM
asset-numero-uno	$100.00	$100.00	9/7/2009 9:26:05 PM
mikeandcat	$50.00	$50.00	9/8/2009 9:43:51 AM
noble-revenue	$25.00	$25.00	9/8/2009 10:06:09 AM
nuclearmoose	$25.00	$25.00	9/8/2009 1:04:57 PM
top-unflappable-economy	$25.00	$25.00	9/8/2009 7:59:08 PM
Avala	$25.00	$25.00	9/9/2009 10:04:28 AM
linklady	$50.00	$50.00	9/9/2009 6:42:45 AM
RJN	$25.00	$25.00	9/9/2009 7:07:17 AM
ClearLake	$25.00	$25.00	9/9/2009 2:38:51 PM
djs81	$25.00	$25.00	9/9/2009 11:30:44 AM
888168	$45.24	$45.24	9/9/2009 4:15:56 PM
Jassi	$25.00	$25.00	9/9/2009 5:37:55 PM
DrStaff	$60.00	$60.00	9/9/2009 5:29:04 PM
lending-bear	$50.00	$50.00	9/9/2009 6:00:01 PM
MissionMicroFinance	$25.00	$25.00	9/9/2009 6:54:46 PM
TK4	$25.00	$25.00	9/10/2009 5:00:11 PM
Hokiemon	$25.00	$25.00	9/10/2009 5:01:59 PM
screenname03	$25.00	$25.00	9/10/2009 9:44:44 PM
practice44	$25.00	$25.00	9/11/2009 5:24:52 PM
thedoctor	$25.00	$25.00	9/11/2009 5:34:30 PM
sas19	$25.00	$25.00	9/12/2009 10:04:40 AM
Masterlender	$25.00	$25.00	9/12/2009 7:54:35 PM
credit-coach118	$25.00	$25.00	9/13/2009 8:54:33 AM
BookandLaw	$25.00	$25.00	9/12/2009 6:39:25 PM
coin-lender77	$25.00	$25.00	9/14/2009 7:05:43 AM
Nyarpy	$25.00	$25.00	9/14/2009 6:29:49 AM
chipperjohnson	$50.00	$40.75	9/14/2009 8:35:42 AM
HappyToLoan	$25.00	$25.00	9/14/2009 12:21:14 PM
jetblack	$50.00	$50.00	9/14/2009 3:16:26 PM
RandyL3	$46.14	$46.14	9/14/2009 5:32:35 PM
SpotLending	$50.00	$50.00	9/15/2009 5:53:32 AM
StarFundingSource	$25.00	$25.00	9/15/2009 8:27:33 AM
hellasow	$25.00	$25.00	9/15/2009 9:14:47 AM
oldman1947	$25.00	$25.00	9/15/2009 4:54:52 AM
himanshuko	$44.00	$44.00	9/15/2009 12:15:35 PM
market-assembler	$50.00	$50.00	9/15/2009 5:17:04 PM
beachfunder	$25.00	$25.00	9/16/2009 10:47:24 AM
wizard750	$44.83	$44.83	9/16/2009 12:26:42 PM
usemymoney	$25.00	$25.00	9/16/2009 12:52:34 PM
thewinerackcompany	$50.00	$50.00	9/16/2009 5:57:50 PM
JerryB96	$25.00	$25.00	9/16/2009 6:39:02 PM
Oak-Parker	$25.00	$25.00	9/16/2009 8:33:42 PM
hawker	$100.00	$100.00	9/17/2009 6:09:26 AM
BankofPaul	$50.00	$50.00	9/16/2009 6:57:55 PM
greenfuzz	$25.00	$25.00	9/17/2009 10:17:53 AM
gothampark	$25.00	$25.00	9/17/2009 4:11:48 PM
best-generosity-financier	$25.00	$25.00	9/17/2009 4:36:54 PM
Jiangtao	$25.00	$25.00	9/17/2009 6:35:34 PM
maga	$106.00	$106.00	9/17/2009 6:48:44 PM
Dskillz	$40.00	$40.00	9/17/2009 6:59:07 PM
CCIExpress	$25.00	$25.00	9/17/2009 6:54:00 PM
bigtoe	$50.00	$50.00	9/17/2009 8:08:12 PM
CULPEPPERGROUP	$25.00	$25.00	9/18/2009 5:09:00 AM
LAKETIME	$25.00	$25.00	9/18/2009 7:06:57 AM
142 bids
Borrower Payment Dependent Notes Series 423314
This series of Notes was issued and sold upon the funding of the borrower loan #38662, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction start date:	Sep-08-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-19-2009

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$82.24
Final lender yield:	9.30%	Final borrower rate/APR:	10.30% / 12.41%	Final monthly payment:	$81.02

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-2003	Debt/Income ratio:	19%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$4,960	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	benefit-duckling	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding Gift for Fiance.
Purpose of loan:
This loan will be used to? pay off my Fiance's car payment, which he is paying steadily at a high interest rate. We want to start off our wedding on the right foot financially, and this is my present to him.

My financial situation:
I am a good candidate for this loan for a number of reasons. I have an unblemished credit history. I have finished paying off all students loans, and do not have a car payment on the car I own. In fact the only debt I have is for a washer and dryer. ( I opened a card to build a credit history.)? and a co-sign on some dental work. The Dental work financing has been paid steadily since it was opened in January.? I have a very reasonable $360 a month in rent. We don't drink, smoke, or drive without our seat belts. I have worked at my job for a year, and my fiance has been at his job for about 5 years.

Monthly net income: $ 1640

Monthly expenses: $
??Housing: $ 360
??Insurance: $ 70
??Car expenses: $ 50
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $ 150
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 80 (For Washer and Dryer)
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

wwwUniversal	$25.00	$25.00	9/8/2009 10:50:03 AM
turbospeed	$25.00	$25.00	9/8/2009 10:51:59 AM
lagnisiruk	$25.00	$25.00	9/8/2009 10:55:10 AM
don8ter	$60.00	$60.00	9/8/2009 10:56:29 AM
honorable-yield	$50.00	$50.00	9/8/2009 10:56:51 AM
Sid-K	$50.00	$50.00	9/8/2009 10:57:25 AM
bchen78875	$50.00	$50.00	9/8/2009 10:59:11 AM
greenback-floret	$25.00	$25.00	9/8/2009 11:00:24 AM
Hogpilot	$25.00	$25.00	9/8/2009 11:04:13 AM
LoanGiver	$25.00	$25.00	9/8/2009 11:06:30 AM
Syzygy	$25.00	$25.00	9/8/2009 10:52:43 AM
DukSerduk	$25.00	$25.00	9/8/2009 10:57:43 AM
gold-tsunami	$25.00	$25.00	9/8/2009 11:07:32 AM
crossborders	$25.00	$25.00	9/8/2009 11:10:56 AM
understanding-marketplace	$100.00	$100.00	9/8/2009 10:59:46 AM
elasermd	$50.00	$50.00	9/8/2009 11:00:59 AM
bid-wonder	$25.00	$25.00	9/8/2009 11:19:01 AM
personal-lender	$25.00	$25.00	9/8/2009 11:06:52 AM
Halos2002	$50.00	$50.00	9/8/2009 11:08:55 AM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	9/8/2009 11:32:36 AM
nuclearmoose	$25.00	$25.00	9/8/2009 1:05:27 PM
unequivocal-velocity	$50.00	$50.00	9/8/2009 8:57:24 PM
ok	$25.00	$25.00	9/8/2009 6:15:39 PM
ethicalhumanist	$25.00	$25.00	9/8/2009 6:33:56 PM
gm93001	$25.00	$25.00	9/9/2009 6:17:09 AM
szetowski	$25.00	$25.00	9/9/2009 2:44:33 PM
blackstar	$25.00	$25.00	9/9/2009 6:12:24 PM
buckyhead2000	$25.00	$25.00	9/9/2009 7:24:28 PM
bowdish1	$50.00	$50.00	9/10/2009 5:03:18 PM
marwadi-62	$25.00	$25.00	9/11/2009 3:43:33 PM
djs81	$25.00	$25.00	9/11/2009 1:24:38 PM
practice44	$25.00	$25.00	9/11/2009 5:25:02 PM
MidnightBank	$25.00	$25.00	9/11/2009 6:29:28 PM
WhiteGiant	$25.00	$25.00	9/11/2009 4:26:38 PM
Corduroy	$25.00	$25.00	9/11/2009 5:32:28 PM
jgar_O	$30.00	$6.56	9/12/2009 6:44:29 AM
RandyL3	$50.00	$50.00	9/16/2009 6:43:31 PM
admirable-credit	$25.00	$25.00	9/18/2009 3:01:03 PM
Cherrypicker06	$25.00	$25.00	9/8/2009 10:55:57 AM
skuba	$50.00	$50.00	9/8/2009 10:58:11 AM
seasportsguy	$25.00	$25.00	9/8/2009 11:01:38 AM
Moron_Buffet	$25.00	$25.00	9/8/2009 11:05:03 AM
testobsessed	$100.00	$100.00	9/8/2009 11:00:00 AM
Cai8899	$25.00	$25.00	9/8/2009 10:54:37 AM
five-star-justice	$36.00	$36.00	9/8/2009 11:08:17 AM
cash-sensai2	$25.00	$25.00	9/8/2009 10:58:33 AM
aqaq8877	$100.00	$100.00	9/8/2009 1:34:47 PM
Kame	$25.00	$25.00	9/8/2009 11:05:50 AM
impartial-deal	$25.00	$25.00	9/8/2009 11:19:53 AM
yank918	$25.00	$25.00	9/8/2009 11:08:34 AM
rjleves	$25.00	$25.00	9/8/2009 11:09:15 AM
noble-revenue	$25.00	$25.00	9/8/2009 11:55:00 AM
Artist_Blue	$25.00	$25.00	9/9/2009 6:17:16 AM
vinayski	$25.00	$25.00	9/8/2009 8:43:34 PM
Goodlender42	$25.00	$25.00	9/9/2009 2:45:44 PM
RICHMONDREB	$25.00	$25.00	9/9/2009 6:17:27 AM
mikeandcat	$50.00	$50.00	9/9/2009 9:04:36 AM
all_of_that_one	$25.00	$25.00	9/9/2009 2:42:14 PM
Coach2often	$50.00	$50.00	9/9/2009 3:11:22 PM
bid-papyrus	$38.43	$38.43	9/9/2009 10:04:37 PM
LuckySF	$50.00	$50.00	9/10/2009 5:02:41 PM
quintilian	$25.00	$25.00	9/10/2009 8:35:08 PM
goofy15975	$25.00	$25.00	9/11/2009 1:02:50 PM
kenyonhillbilly	$40.98	$40.98	9/11/2009 3:17:30 PM
bazaar-tulip	$25.00	$25.00	9/11/2009 3:10:48 PM
bansir	$25.00	$25.00	9/13/2009 4:38:54 PM
rce1964	$25.00	$25.00	9/14/2009 3:18:09 PM
the-profit-oracle	$25.00	$25.00	9/14/2009 3:39:12 PM
market-assembler	$25.00	$25.00	9/16/2009 1:11:18 AM
plbquic	$25.00	$25.00	9/16/2009 1:14:44 PM
outofoffice	$50.00	$50.00	9/16/2009 9:12:43 PM
interstellar	$43.03	$43.03	9/17/2009 4:39:46 PM
hellasow	$25.00	$25.00	9/18/2009 9:31:52 PM
AEH_Now	$25.00	$25.00	9/19/2009 9:28:13 AM
freyjabj	$25.00	$25.00	9/19/2009 7:37:28 AM
75 bids
Borrower Payment Dependent Notes Series 423390
This series of Notes was issued and sold upon the funding of the borrower loan #38690, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction start date:	Sep-09-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Sep-22-2009

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.31%	Starting monthly payment:	$113.12
Final lender yield:	19.05%	Final borrower rate/APR:	20.05% / 22.29%	Final monthly payment:	$111.57

Auction yield range:	8.18% - 20.06%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1995	Debt/Income ratio:	24%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$11,541	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	generous-p2p9	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for vehicle repairs
Purpose of loan:
This loan will be used to help pay for an engine?that was purchased and installed in my 1997 Lexus LX450. The engine has been completely installed and the vehicle is running great. I do have the title to this vehicle and I am willing to put this title up as collateral for this loan. This vehicle is in excellent condition.

My financial situation:
I am a good candidate for this loan because I have never had a late payment on any loan. I keep balances on all of my credit accounts and I know how to manage these accounts so that I never make a late payment. I?have experience in managing?all aspects of a business from maintaining employees and inventory to maintaining the financial accounts for the businesses.?I also maintained a 3.2 grade point average or higher in my secondary?education. I feel that these personal experiences prove that I am a mature and responsible person and yet proves me to be a good candidate for this loan.

Monthly net income: $ 2400

Monthly expenses: $ 1181
??Housing: $ 345
??Insurance: $ 30
??Car expenses: $120
??Utilities: $ 67.50
??Phone, cable, internet: $ 63.50
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 455
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

asset-numero-uno	$50.00	$50.00	9/9/2009 4:23:28 PM
CPAMAN	$25.00	$25.00	9/9/2009 4:23:46 PM
educationfirst	$25.00	$25.00	9/9/2009 4:24:52 PM
KLCRAY	$50.00	$50.00	9/9/2009 4:25:25 PM
Cai8899	$25.00	$25.00	9/9/2009 4:25:28 PM
ScottW	$25.00	$25.00	9/9/2009 4:25:34 PM
chicco	$80.00	$80.00	9/9/2009 4:25:55 PM
mason13a	$25.00	$25.00	9/9/2009 4:26:11 PM
jeg3k	$25.00	$25.00	9/9/2009 4:26:16 PM
Bigheadboy	$25.00	$25.00	9/9/2009 4:22:56 PM
five-star-justice	$36.00	$36.00	9/9/2009 4:23:09 PM
02bob	$25.00	$25.00	9/9/2009 4:24:55 PM
Hogpilot	$25.00	$25.00	9/9/2009 4:25:59 PM
Raser	$25.00	$25.00	9/9/2009 4:21:57 PM
wwwUniversal	$25.00	$25.00	9/9/2009 4:23:00 PM
GMPK_TLAS	$45.00	$45.00	9/9/2009 4:24:32 PM
hrubinst	$25.00	$25.00	9/9/2009 4:25:23 PM
PhalanxBulldog	$25.00	$25.00	9/9/2009 4:25:39 PM
bid-wonder	$25.00	$25.00	9/9/2009 4:33:41 PM
little_shark_J	$25.00	$25.00	9/9/2009 4:34:30 PM
AuroraRobbin	$50.00	$50.00	9/14/2009 1:20:41 PM
liederhaus	$50.00	$50.00	9/14/2009 6:50:18 PM
bid-papyrus	$50.00	$50.00	9/15/2009 9:20:12 AM
JTHarris	$50.00	$50.00	9/18/2009 11:23:22 AM
Whitey	$50.00	$50.00	9/20/2009 7:04:53 AM
MrOglesby	$25.00	$25.00	9/21/2009 3:02:10 PM
scamps	$50.00	$50.00	9/21/2009 8:08:49 PM
kaykarun	$25.00	$25.00	9/22/2009 10:16:46 AM
LibbyZ	$50.00	$50.00	9/22/2009 10:45:16 AM
cti11	$25.00	$25.00	9/22/2009 5:33:09 PM
riptide615	$1,000.00	$1,000.00	9/22/2009 4:57:50 PM
Techne_Funds_LLC	$25.00	$25.00	9/22/2009 6:34:37 PM
Kyileo	$50.00	$50.00	9/22/2009 6:39:22 PM
twjh	$25.00	$25.00	9/22/2009 5:40:56 PM
skuba	$25.00	$25.00	9/9/2009 4:24:11 PM
techvet	$25.00	$25.00	9/9/2009 4:24:43 PM
Clambake	$50.00	$50.00	9/9/2009 4:25:31 PM
profit33r	$25.00	$25.00	9/9/2009 4:26:08 PM
best-platinum-persimmon	$25.00	$25.00	9/9/2009 4:26:13 PM
CarDealer3070	$25.00	$14.00	9/9/2009 4:26:18 PM
elated-justice	$25.00	$25.00	9/9/2009 4:22:31 PM
lagnisiruk	$25.00	$25.00	9/9/2009 4:26:01 PM
crazycool	$25.00	$25.00	9/9/2009 4:24:01 PM
slymoose	$25.00	$25.00	9/9/2009 4:24:48 PM
Josta	$50.00	$50.00	9/9/2009 4:24:58 PM
Syzygy	$25.00	$25.00	9/9/2009 5:18:53 PM
Bank_Of_XL	$50.00	$50.00	9/10/2009 6:58:54 AM
interstellar	$50.00	$50.00	9/11/2009 3:17:11 PM
unequivocal-velocity	$25.00	$25.00	9/12/2009 1:41:29 PM
building_community	$25.00	$25.00	9/18/2009 6:43:22 PM
SGDebt	$100.00	$100.00	9/21/2009 5:20:25 PM
bondhedger	$25.00	$25.00	9/21/2009 7:13:42 PM
GatorBait	$100.00	$100.00	9/22/2009 9:35:02 AM
Easystreet	$25.00	$25.00	9/22/2009 11:54:38 AM
fireferd	$100.00	$100.00	9/22/2009 12:29:37 PM
55 bids
Borrower Payment Dependent Notes Series 424760
This series of Notes was issued and sold upon the funding of the borrower loan #38674, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Sep-16-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Sep-17-2009

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 24.87%	Starting monthly payment:	$37.71
Final lender yield:	19.05%	Final borrower rate/APR:	20.05% / 23.84%	Final monthly payment:	$37.19

Auction yield range:	8.18% - 20.06%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1988	Debt/Income ratio:	4%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	19	Length of status:	1y 0m
Amount delinquent:	$14,153	Revolving credit balance:	$3,893	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	18	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	generous-community	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Internet Marketing Business
Purpose of loan:
This loan will be used to leverage my new internet business to maximize my income stream and enable me to eliminate my debt as quickly as possible.

My financial situation:
I am a good candidate for this loan because I am passionate about my business and will stop at nothing in order to be successful.

Monthly net income: $4,106

Monthly expenses: $
??Housing: $1,288
??Insurance: $130
??Car expenses: $110
??Utilities: $135
??Phone, cable, internet: $130
??Food, entertainment: $375
??Clothing, household expenses $90
??Credit cards and other loans: $132
??Other expenses: $1,000
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

elated-justice	$25.00	$25.00	9/16/2009 4:01:16 PM
personal-lender	$25.00	$25.00	9/16/2009 4:03:14 PM
Raser	$25.00	$25.00	9/16/2009 4:00:34 PM
SNH	$25.00	$25.00	9/16/2009 4:03:00 PM
thedreamer	$25.00	$25.00	9/16/2009 4:03:17 PM
don8ter	$25.00	$25.00	9/16/2009 4:03:20 PM
Champpilot	$50.00	$50.00	9/16/2009 4:03:23 PM
wayman	$50.00	$50.00	9/16/2009 4:03:54 PM
wwwUniversal	$25.00	$25.00	9/17/2009 8:24:41 AM
interstellar	$26.58	$26.58	9/17/2009 1:16:03 AM
IPG1	$25.00	$25.00	9/16/2009 4:02:22 PM
gold-tsunami	$25.00	$25.00	9/16/2009 4:04:10 PM
kulender	$25.00	$12.42	9/16/2009 4:04:20 PM
crazycool	$25.00	$25.00	9/16/2009 4:01:45 PM
five-star-justice	$36.00	$36.00	9/16/2009 4:02:51 PM
Artist_Blue	$25.00	$25.00	9/16/2009 4:03:03 PM
GElender	$50.00	$50.00	9/16/2009 4:03:09 PM
Aquani	$50.00	$50.00	9/16/2009 4:03:25 PM
zeelender	$25.00	$25.00	9/16/2009 4:03:30 PM
VentureExplorer	$25.00	$25.00	9/16/2009 4:03:49 PM
exact-justice	$25.00	$25.00	9/16/2009 4:04:01 PM
skuba	$25.00	$25.00	9/16/2009 4:01:49 PM
AuroraRobbin	$50.00	$50.00	9/16/2009 4:59:45 PM
hopethisworks	$50.00	$50.00	9/16/2009 4:03:36 PM
figs4u2	$200.00	$200.00	9/16/2009 4:04:04 PM
theQuietLender	$25.00	$25.00	9/16/2009 4:04:17 PM
dante168	$25.00	$25.00	9/17/2009 9:56:48 AM
27 bids
Borrower Payment Dependent Notes Series 422113
This series of Notes was issued and sold upon the funding of the borrower loan #38693, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction start date:	Sep-01-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-15-2009

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$98.76
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 12.11%	Final monthly payment:	$96.80

Auction yield range:	4.18% - 10.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1986	Debt/Income ratio:	23%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	9 / 7	Employment status:	Retired
Now delinquent:	0	Total credit lines:	11	Length of status:	6y 5m
Amount delinquent:	$0	Revolving credit balance:	$3,615	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	22%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	moneywhiz	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Winning the Credit Card Game
Purpose of loan:
This loan will be used to? pay off all remaining credit card debt. When the banks shafted their customers this past year, my?annual precentage rates jumped from under 10% to as high as 23%!!! I'm tired of playing this game where they (credit card companies) change the rules anytime they wish and always in their favor.

My financial situation:
I am a good candidate for this loan because? I have a credit score above 700, always pay my financial obligations on time and have spent time over the past few years learning the ins and outs of good financial management.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you please give us a breakdown on income versus expenses? As a side note, is that your raccoon on the picture? - dasyjo
A: Thank you for your question. My total expenses to income ratio is 62%. Of that amount only my mortgage is a fixed expense at 27%, well below the industry guideline of 32-35%. I paid cash for my vehicle three years ago. I have no other fixed expenses. Since I always pay more than the minimum payment due on my credit cards I consider them discretionary. As for the raccoon...this is just a picture I found and liked. However, his brother devastated my corn patch this past season! (Sep-05-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

greenback-floret	$25.00	$25.00	9/1/2009 4:09:38 PM
Seaborn	$25.00	$25.00	9/2/2009 12:37:22 PM
gpuck	$25.00	$25.00	9/4/2009 3:50:27 PM
STLRacer	$25.00	$25.00	9/6/2009 12:47:44 PM
glazeddonuts	$25.00	$25.00	9/7/2009 4:43:44 PM
market-assembler	$25.00	$25.00	9/8/2009 4:30:36 PM
marwadi-62	$25.00	$25.00	9/11/2009 3:47:05 PM
tonyl33	$25.00	$6.06	9/12/2009 11:17:45 AM
SOP_Bank	$25.00	$25.00	9/12/2009 8:08:59 AM
Halos2002	$50.00	$50.00	9/12/2009 8:49:53 AM
mikey7	$25.00	$25.00	9/12/2009 8:55:20 PM
swissbanker	$50.00	$50.00	9/14/2009 7:11:53 AM
rce1964	$25.00	$25.00	9/14/2009 3:16:56 PM
labate	$25.00	$25.00	9/14/2009 3:53:20 PM
paulsar71495	$25.00	$25.00	9/14/2009 4:27:11 PM
statenisland51	$50.00	$50.00	9/14/2009 5:13:58 PM
Castelj	$25.00	$25.00	9/14/2009 6:26:30 PM
SkipMcGrath	$33.12	$33.12	9/14/2009 6:58:38 PM
loanman2007	$50.00	$50.00	9/14/2009 7:15:23 PM
KLcapital	$50.00	$50.00	9/14/2009 8:12:55 PM
AsianDragon	$50.00	$50.00	9/14/2009 9:04:36 PM
RIVERBEND	$25.00	$25.00	9/15/2009 3:19:16 AM
scloans	$25.00	$25.00	9/15/2009 2:15:18 AM
steveinflorida	$25.00	$25.00	9/15/2009 7:42:16 AM
Astyanax	$25.00	$25.00	9/15/2009 8:05:11 AM
congardner1	$25.00	$25.00	9/15/2009 6:56:08 AM
zapquoc	$25.00	$25.00	9/15/2009 7:44:20 AM
kf88	$50.00	$50.00	9/15/2009 1:08:07 PM
Lear31	$50.00	$50.00	9/15/2009 3:53:34 PM
Exia	$25.00	$25.00	9/15/2009 2:58:05 PM
MapleLaker	$27.71	$27.71	9/15/2009 3:27:26 PM
Bill88	$30.00	$30.00	9/15/2009 4:00:33 PM
SCD	$25.00	$25.00	9/15/2009 4:01:04 PM
help4u	$150.00	$150.00	9/1/2009 6:05:52 PM
element40	$100.00	$100.00	9/2/2009 7:21:28 AM
Syzygy	$25.00	$25.00	9/2/2009 8:33:51 AM
bid-wonder	$25.00	$25.00	9/2/2009 4:36:31 PM
lsteeno	$25.00	$25.00	9/3/2009 6:03:08 AM
DEFORHIRE	$25.00	$25.00	9/3/2009 7:12:23 AM
unequivocal-velocity	$100.00	$100.00	9/4/2009 3:56:28 PM
Dskillz	$25.00	$25.00	9/5/2009 9:06:20 AM
bankojerry	$25.00	$25.00	9/5/2009 9:22:19 AM
rawsushi	$100.00	$100.00	9/6/2009 7:17:49 PM
outofoffice	$50.00	$50.00	9/7/2009 9:00:34 PM
theloanteacher	$25.00	$25.00	9/8/2009 5:16:17 PM
McChan	$100.00	$100.00	9/9/2009 8:57:42 PM
NorthwestLoan1	$50.00	$50.00	9/11/2009 6:53:00 AM
little_shark_J	$25.00	$25.00	9/11/2009 5:14:43 PM
RandyL3	$50.00	$50.00	9/11/2009 5:33:56 PM
CULPEPPERGROUP	$25.00	$25.00	9/12/2009 12:20:27 PM
cjames84	$25.00	$25.00	9/14/2009 3:11:29 AM
JerryB96	$25.00	$25.00	9/13/2009 9:35:24 AM
Vegan-Girl	$50.00	$50.00	9/14/2009 4:34:40 AM
CashBank	$25.00	$25.00	9/14/2009 10:12:45 AM
venetianmerchant	$25.00	$25.00	9/14/2009 4:45:38 PM
Mikale360	$25.00	$25.00	9/14/2009 4:25:38 PM
gilbrear	$25.00	$25.00	9/14/2009 6:41:02 PM
gothampark	$25.00	$25.00	9/14/2009 6:53:27 PM
eureka117	$28.11	$28.11	9/14/2009 6:58:50 PM
Petite_Rose	$50.00	$50.00	9/15/2009 1:43:20 AM
DavronFunding	$25.00	$25.00	9/15/2009 4:50:49 AM
Astyanax	$25.00	$25.00	9/15/2009 8:06:11 AM
timtheman1	$25.00	$25.00	9/15/2009 9:08:50 AM
sharp518	$100.00	$100.00	9/15/2009 10:47:09 AM
BankofBeth	$50.00	$50.00	9/15/2009 12:00:33 AM
bossyboots01	$25.00	$25.00	9/15/2009 5:16:21 AM
MrLeft	$50.00	$50.00	9/15/2009 6:13:45 AM
radiant-value	$25.00	$25.00	9/15/2009 12:24:55 PM
LAKETIME	$25.00	$25.00	9/15/2009 2:17:43 PM
lancetc	$25.00	$25.00	9/15/2009 1:24:31 PM
killdare	$25.00	$25.00	9/15/2009 3:00:08 PM
wwwUniversal	$25.00	$25.00	9/15/2009 3:12:11 PM
MacBrandon	$25.00	$25.00	9/15/2009 3:57:56 PM
ScottFinance	$25.00	$25.00	9/15/2009 2:43:41 PM
greenventures	$25.00	$25.00	9/15/2009 3:48:25 PM
asset-numero-uno	$100.00	$100.00	9/15/2009 3:54:09 PM
asset-umbrella	$25.00	$25.00	9/15/2009 2:39:21 PM
captainzero	$75.00	$75.00	9/15/2009 3:32:00 PM
jayk63	$25.00	$25.00	9/15/2009 3:41:13 PM
credit-coach118	$25.00	$25.00	9/15/2009 4:00:37 PM
80 bids
Borrower Payment Dependent Notes Series 422927
This series of Notes was issued and sold upon the funding of the borrower loan #38699, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,200.00	Prosper Rating:	D	Auction start date:	Sep-04-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Sep-18-2009

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$224.41
Final lender yield:	25.35%	Final borrower rate/APR:	26.35% / 28.68%	Final monthly payment:	$210.48

Auction yield range:	11.18% - 30.28%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-2006	Debt/Income ratio:	15%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$7,373	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Texasresident	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	640-660 (Latest)
Principal borrowed:	$4,300.00	< mo. late:	0 ( 0% )	660-680 (Jul-2009) 600-620 (Sep-2008) 620-640 (Aug-2008) 620-640 (Jun-2008)
Principal balance:	$153.65	1+ mo. late:	0 ( 0% )
Total payments billed:	35
Description
Payoff Expensive Short Term Credits
Purpose of loan:
This loan will be used to pay?Short Term Expensive Credits?and improve my Cash Flows.

My financial situation:
I am a good candidate for this loan because, I always pay my credits on time, I have no default payments. I just completed paying a Prosper Credit with no issues. I am looking for a loan to pay for short term high interest debt and overall imporve my cash flow. I will not acquire new debt in the near future this is juts to refinance debt that I currently have.?

Monthly net income: $ 8200

Monthly expenses: $
??Housing: $ 2600 (Includes Pricipal, Interest, and Escrow: Taxes and Insurance).
??Insurance:?Included in Housing (Home) and?discounted already in my income (Health).
??Car expenses: $?550 - Includes Car Insurance and Secured Loan.?
??Utilities: $ 600
??Phone, cable, internet: $?120
??Food, entertainment: $ 400
??Clothing, household expenses $ 400
??Credit cards and other loans: $?500
??Other expenses: $ 800
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: With $2000 excess of income over expenses and $6K in revolving debt, why do you need this loan ? - mjerryfirst
A: My revolving credit is to the limit. I want to bring it down. (Sep-13-2009)
Q: What is the current balance, interest rate and monthly payment amount of debt that you will be eliminating? - karmanxten
A: It is about $5000 USD in Credit Cards. I just want to make it a fixed payment over a 36 month period to imporve my cash flows. (Sep-13-2009)
Q: So why don't you take your excess income this month and pay down your revolving credit balance ? - mjerryfirst
A: I don't have an excess income. I have several payments that I need to make for my kids schools and supporting my in-laws (they are in a delicate situation). I just want to make my debt more manageable. (Sep-15-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

secobarbital	$25.00	$25.00	9/4/2009 10:42:55 AM
Halos2002	$50.00	$50.00	9/4/2009 10:54:18 AM
GMPK_TLAS	$25.00	$25.00	9/4/2009 10:59:13 AM
lagnisiruk	$25.00	$25.00	9/4/2009 11:04:31 AM
personal-lender	$25.00	$25.00	9/4/2009 10:50:28 AM
delivery	$25.00	$25.00	9/4/2009 10:45:35 AM
RedCentre	$100.00	$100.00	9/4/2009 12:25:27 PM
CarDealer3070	$30.00	$30.00	9/4/2009 11:04:39 AM
anton	$25.00	$25.00	9/4/2009 4:23:17 PM
FeedTheMachine	$93.94	$93.94	9/5/2009 4:25:41 PM
goofy15975	$25.00	$25.00	9/6/2009 11:06:29 PM
dinero-mason	$31.50	$31.50	9/7/2009 10:05:19 AM
seisen	$50.00	$50.00	9/8/2009 11:33:58 AM
Artist_Blue	$25.00	$25.00	9/8/2009 3:38:57 PM
affluence-tycoon	$43.19	$43.19	9/8/2009 5:14:56 PM
CA_Lender	$25.00	$25.00	9/8/2009 6:08:55 PM
firewomin	$25.00	$25.00	9/9/2009 6:52:15 PM
kmavm	$25.00	$25.00	9/9/2009 6:05:26 PM
asset-numero-uno	$25.00	$25.00	9/10/2009 7:50:35 PM
AF_Trust	$25.00	$25.00	9/10/2009 8:49:35 PM
bazaar-tulip	$25.00	$25.00	9/11/2009 1:01:12 PM
mathprof	$25.00	$25.00	9/11/2009 1:03:23 PM
yomanie	$25.00	$25.00	9/11/2009 2:04:35 PM
runner262	$25.00	$25.00	9/11/2009 8:39:34 PM
westsidehighway	$25.00	$25.00	9/12/2009 4:14:39 PM
impressive-loan	$100.00	$100.00	9/13/2009 9:44:41 PM
MissionMicroFinance	$25.00	$25.00	9/14/2009 8:32:36 AM
SNL_Svs	$25.00	$25.00	9/14/2009 9:38:39 AM
langdonx	$25.00	$25.00	9/14/2009 7:02:15 AM
hayhelp	$25.00	$25.00	9/14/2009 3:08:38 PM
ChrisTJ	$25.00	$25.00	9/14/2009 4:56:07 PM
crenen139	$25.00	$25.00	9/14/2009 5:37:12 PM
2ravens	$25.00	$25.00	9/14/2009 7:28:25 PM
wampum-proton	$25.00	$25.00	9/15/2009 12:00:07 AM
skro	$25.00	$25.00	9/15/2009 10:39:32 AM
treasure-bliss	$50.00	$50.00	9/15/2009 12:02:39 PM
capital-galaxy	$75.00	$75.00	9/15/2009 12:47:53 PM
decisive-capital	$50.00	$50.00	9/15/2009 4:17:22 PM
ChrisKwan	$25.00	$25.00	9/15/2009 4:18:54 PM
natecam	$25.00	$25.00	9/15/2009 4:20:43 PM
PatRichi	$25.00	$25.00	9/15/2009 11:44:43 AM
Jeff89	$25.00	$25.00	9/15/2009 11:51:05 AM
brmar	$25.00	$25.00	9/15/2009 4:17:34 PM
GElender	$25.00	$25.00	9/15/2009 4:17:41 PM
KevinC_63366	$25.00	$25.00	9/15/2009 4:20:22 PM
Darkjimson	$25.00	$25.00	9/15/2009 4:20:49 PM
festeringsnot	$25.00	$25.00	9/15/2009 4:44:07 PM
lendingcow	$25.00	$25.00	9/15/2009 4:46:50 PM
gm93001	$25.00	$25.00	9/15/2009 4:27:37 PM
deepblue34	$30.00	$30.00	9/15/2009 4:53:09 PM
screenname03	$25.00	$25.00	9/15/2009 4:17:26 PM
Ananya	$25.00	$25.00	9/15/2009 4:19:58 PM
Simonsez808	$25.00	$25.00	9/15/2009 4:20:45 PM
rdecartus	$25.00	$25.00	9/15/2009 4:21:37 PM
xana-rocky	$25.00	$25.00	9/15/2009 5:03:47 PM
saffron4	$25.00	$25.00	9/15/2009 4:22:53 PM
skydiver111	$25.00	$25.00	9/15/2009 5:05:42 PM
LBOregon	$25.00	$25.00	9/15/2009 5:01:37 PM
joeirps	$25.00	$25.00	9/15/2009 5:03:43 PM
cospilot	$25.00	$25.00	9/15/2009 8:00:36 PM
jldallover	$25.00	$25.00	9/16/2009 12:45:09 AM
lowrate	$25.00	$25.00	9/16/2009 6:30:28 AM
jules3304	$25.00	$25.00	9/15/2009 6:16:26 PM
spsavage	$25.00	$25.00	9/16/2009 7:20:56 AM
head	$25.00	$25.00	9/16/2009 8:02:01 AM
dparkhom	$25.00	$25.00	9/15/2009 6:35:24 PM
red-favorable-basis	$25.00	$25.00	9/16/2009 8:57:32 AM
jdc10128	$25.00	$25.00	9/15/2009 11:31:07 PM
unk1911	$25.00	$25.00	9/16/2009 7:10:12 AM
kyxysyx	$50.00	$30.72	9/16/2009 8:57:38 AM
foofiter	$25.00	$25.00	9/16/2009 12:19:19 PM
Credit2Prosper	$25.00	$25.00	9/16/2009 5:26:15 PM
Jim33	$25.00	$25.00	9/16/2009 8:16:42 PM
nurat	$54.39	$54.39	9/16/2009 8:28:45 PM
aspire2grow	$30.00	$30.00	9/17/2009 8:46:12 AM
buffalobills	$25.00	$25.00	9/17/2009 11:12:45 AM
lasalle123	$50.00	$50.00	9/17/2009 11:31:21 AM
loans_to_loan	$25.01	$25.01	9/17/2009 11:38:53 AM
bitano	$50.00	$50.00	9/17/2009 2:38:57 PM
jonric777	$25.00	$25.00	9/17/2009 2:28:56 PM
mercuriant	$25.00	$25.00	9/17/2009 4:38:45 PM
Feyenoord	$25.00	$25.00	9/17/2009 3:04:38 PM
Techne_Funds_LLC	$25.00	$25.00	9/17/2009 6:57:17 PM
johnrx	$50.00	$50.00	9/17/2009 11:47:32 PM
Bobusa	$25.00	$25.00	9/18/2009 5:38:55 AM
EEasyMoney	$25.00	$25.00	9/18/2009 7:25:19 AM
Leshan	$85.00	$85.00	9/18/2009 8:44:03 AM
autumn_leaves	$25.00	$25.00	9/18/2009 9:33:07 AM
thedreamer	$50.00	$50.00	9/4/2009 10:45:15 AM
SNH	$25.00	$25.00	9/4/2009 11:43:21 AM
Kaj	$25.00	$25.00	9/4/2009 11:46:51 AM
Sateesh	$100.00	$100.00	9/5/2009 9:38:38 PM
honorable-yield	$25.00	$25.00	9/7/2009 4:21:33 PM
YQQ	$25.00	$25.00	9/7/2009 4:25:09 PM
festivecpl	$50.00	$50.00	9/7/2009 5:36:02 PM
noble-revenue	$25.00	$25.00	9/8/2009 10:07:37 AM
testobsessed	$32.11	$32.11	9/8/2009 6:18:49 PM
MicroPod	$25.00	$25.00	9/8/2009 8:09:28 PM
slcchad	$25.00	$25.00	9/9/2009 8:00:07 AM
YoungSuccessLLC	$25.00	$25.00	9/9/2009 5:37:12 PM
wwwUniversal	$25.00	$25.00	9/9/2009 6:48:33 PM
MidnightBank	$25.00	$25.00	9/12/2009 8:15:50 AM
Dreams4Cash	$25.00	$25.00	9/14/2009 4:29:41 AM
UCLA4life	$25.00	$25.00	9/14/2009 1:09:39 PM
poeman	$25.00	$25.00	9/14/2009 2:59:18 PM
jlr613	$25.00	$25.00	9/14/2009 4:55:38 PM
JDFuego	$25.00	$25.00	9/14/2009 5:32:54 PM
CPAMAN	$25.00	$25.00	9/14/2009 5:00:09 PM
punctual-worth	$25.00	$25.00	9/14/2009 5:25:41 PM
ErikB	$25.00	$25.00	9/14/2009 5:41:43 PM
BBL	$25.00	$25.00	9/14/2009 7:13:02 PM
Papa_Mema	$25.07	$25.07	9/15/2009 12:00:06 AM
bid-papyrus	$50.00	$50.00	9/15/2009 9:20:01 AM
dbluesea	$25.00	$25.00	9/15/2009 9:26:19 AM
keynaples	$50.00	$50.00	9/15/2009 1:51:43 PM
willingnjc	$25.00	$25.00	9/15/2009 4:17:15 PM
ritchie70	$25.00	$25.00	9/15/2009 4:18:48 PM
bnlforever	$25.00	$25.00	9/15/2009 4:19:46 PM
Fahrquar	$25.00	$25.00	9/15/2009 4:14:57 PM
lending-bear	$25.00	$25.00	9/15/2009 4:17:09 PM
rmachi	$25.00	$25.00	9/15/2009 4:19:50 PM
wise-careful-greenback	$25.00	$25.00	9/15/2009 4:46:13 PM
Brainworm	$25.00	$25.00	9/15/2009 4:27:05 PM
redbomb5	$25.00	$25.00	9/15/2009 4:27:17 PM
KiwiElf	$25.00	$25.00	9/15/2009 4:18:03 PM
JRockdown	$25.00	$25.00	9/15/2009 4:19:44 PM
gold-blanket	$50.00	$50.00	9/15/2009 4:20:29 PM
bluecat2	$25.00	$25.00	9/15/2009 4:20:59 PM
funds-promiser	$44.25	$44.25	9/15/2009 6:20:26 PM
biobulator	$25.00	$25.00	9/15/2009 6:27:34 PM
nick5454	$25.00	$25.00	9/15/2009 7:07:29 PM
heavy_ax	$25.00	$25.00	9/15/2009 5:01:48 PM
johnayan	$25.00	$25.00	9/15/2009 11:31:10 PM
restech	$25.00	$25.00	9/16/2009 6:30:23 AM
stoopidnoodle	$25.00	$25.00	9/16/2009 7:55:15 AM
hc90474	$25.00	$25.00	9/16/2009 8:57:36 AM
Katahdin	$25.00	$25.00	9/16/2009 8:50:23 AM
donlenboy	$33.22	$33.22	9/16/2009 10:23:08 AM
nicklds	$25.00	$25.00	9/15/2009 11:31:03 PM
LAM26	$25.00	$25.00	9/16/2009 2:26:21 AM
mclilpaws	$40.00	$40.00	9/16/2009 4:54:39 AM
Moron_Buffet	$25.00	$25.00	9/16/2009 8:02:03 AM
ajk_blue	$25.00	$25.00	9/16/2009 12:56:47 PM
carmat60	$25.00	$25.00	9/16/2009 10:07:00 PM
DG2007	$25.00	$25.00	9/17/2009 5:47:14 AM
sturdy-peace9	$50.00	$50.00	9/17/2009 8:59:00 AM
money-expert	$25.00	$25.00	9/17/2009 9:54:50 AM
efficient-bid2	$25.00	$25.00	9/17/2009 11:34:24 AM
doubledb	$30.00	$30.00	9/17/2009 1:50:51 PM
admirable-credit	$25.00	$25.00	9/17/2009 2:41:16 PM
Taho	$50.00	$50.00	9/17/2009 2:42:21 PM
pani5ue	$25.00	$25.00	9/17/2009 7:17:55 AM
kindness-jedi	$50.00	$50.00	9/17/2009 3:35:27 PM
favorable-dough	$26.00	$26.00	9/17/2009 2:54:13 PM
best-generosity-financier	$25.00	$25.00	9/17/2009 4:34:56 PM
maga	$100.00	$100.00	9/17/2009 6:46:54 PM
ZOOOM	$25.00	$25.00	9/17/2009 8:52:27 PM
JDWCARD	$25.00	$25.00	9/17/2009 9:21:03 PM
crazybunga	$25.00	$25.00	9/17/2009 9:58:10 PM
Latenter	$40.00	$40.00	9/18/2009 7:16:14 AM
RenovatioCapital	$25.00	$25.00	9/18/2009 7:23:05 AM
MoneyForNothing	$25.00	$25.00	9/18/2009 8:19:26 AM
UC3307	$60.00	$60.00	9/18/2009 9:16:18 AM
Trespass4	$60.00	$60.00	9/18/2009 9:29:11 AM
Engineer44	$30.60	$30.60	9/18/2009 9:32:59 AM
165 bids
Borrower Payment Dependent Notes Series 423153
This series of Notes was issued and sold upon the funding of the borrower loan #38684, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,620.00	Prosper Rating:	AA	Auction start date:	Sep-08-2009
Term:	36 months	Estimated loss:	1.5%	Auction end date:	Sep-22-2009

Starting lender yield:	9.43%	Starting borrower rate/APR:	10.43% / 12.54%	Starting monthly payment:	$150.01
Final lender yield:	7.77%	Final borrower rate/APR:	8.77% / 10.86%	Final monthly payment:	$146.42

Auction yield range:	3.18% - 9.43%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-1993	Debt/Income ratio:	10%
Credit score:	840-860 (Sep-2009)	Current / open credit lines:	18 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	56	Length of status:	11y 6m
Amount delinquent:	$0	Revolving credit balance:	$6,117	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	6%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	IntegrityFinance	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	0 ( 0% )	840-860 (Latest)
Principal borrowed:	$5,051.00	< mo. late:	0 ( 0% )	760-780 (May-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	0
Description
Law School Entrepreneurship Course
Thanks for considering my loan request .? This is my second Prosper.com loan.? I paid my first loan off early about?3 years ago.

I graduated in?1995 with a B.S. in Business Administration (Finance major).? I've worked at a major?insurance company since March 1998.? My position is?secure and I have no plans to leave.? While working full-time I'm?also finishing up my law degree.?

I plan to use this money for an Entrepreneurship course I'm taking in law school.? I'll use some of it for tuition and books and some for the semester project which is to develop a business plan.

I believe in always paying my bills on time.? In 18 years of being on my own and using credit, I've never been late in paying any bill of any kind.? I will not ruin that record by failing to pay this loan on time.? This loan is about as low risk as you can get.? I use my credit cards each month only to keep my credit score high.? However, I pay off ALL?balances in full each month before the due date so I incur no interest charges on revolving accounts.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

conqueror359	$75.00	$75.00	9/8/2009 12:00:33 PM
TexasLender2007	$25.00	$25.00	9/8/2009 11:16:39 AM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	9/8/2009 3:43:00 PM
thedoctor	$31.26	$31.26	9/8/2009 11:47:26 AM
blot44	$50.00	$50.00	9/8/2009 1:42:15 PM
little_shark_J	$25.00	$25.00	9/9/2009 6:17:01 AM
The-Lighthouse-Group	$25.00	$25.00	9/9/2009 5:16:26 AM
zento	$25.00	$25.00	9/9/2009 6:45:10 AM
radiant-return	$25.00	$25.00	9/9/2009 7:45:31 AM
WorkingTA	$57.61	$57.61	9/10/2009 10:37:15 PM
payontime1	$50.00	$50.00	9/11/2009 4:17:37 PM
Alexander1776	$25.00	$25.00	9/14/2009 12:31:29 PM
rce1964	$25.00	$25.00	9/14/2009 3:17:55 PM
CaribbeanBanker	$25.00	$25.00	9/14/2009 6:38:10 PM
beachbum22	$50.00	$50.00	9/15/2009 8:27:23 AM
Personal-Bond	$29.35	$29.35	9/15/2009 11:43:28 AM
packrs1	$50.00	$50.00	9/16/2009 3:17:30 PM
Oak-Parker	$25.00	$25.00	9/16/2009 8:27:37 PM
bouvierchamp	$28.86	$28.86	9/16/2009 4:32:33 PM
outofoffice	$50.00	$50.00	9/16/2009 9:10:12 PM
thesage	$50.00	$50.00	9/18/2009 11:34:41 AM
NoNameLender	$28.85	$28.85	9/18/2009 3:14:58 PM
buckyhead2000	$25.00	$25.00	9/18/2009 5:48:31 PM
hellasow	$30.00	$30.00	9/18/2009 8:01:06 PM
vpminc	$40.00	$40.00	9/19/2009 5:27:30 AM
word140	$25.00	$25.00	9/19/2009 9:55:51 AM
jude0624	$43.96	$43.96	9/19/2009 7:56:39 AM
Castelj	$39.00	$39.00	9/20/2009 2:37:06 AM
poolboy17	$25.00	$25.00	9/20/2009 8:58:44 AM
PhalanxBulldog	$25.00	$25.00	9/20/2009 7:37:48 AM
Optimistic	$25.00	$25.00	9/20/2009 5:15:49 PM
financebob	$75.00	$75.00	9/20/2009 8:36:57 PM
esander2	$25.00	$25.00	9/20/2009 9:23:07 PM
John_14_6	$25.00	$25.00	9/21/2009 9:38:09 AM
FortunateFields	$42.99	$42.99	9/21/2009 11:58:15 AM
shookie_40	$50.00	$50.00	9/21/2009 10:48:26 AM
Charmart	$25.00	$25.00	9/21/2009 3:18:52 PM
njmlaj726	$25.00	$25.00	9/21/2009 12:26:32 PM
rmpedi33	$50.00	$50.00	9/21/2009 1:07:55 PM
OoM	$25.00	$25.00	9/21/2009 2:43:40 PM
gothampark	$50.00	$50.00	9/21/2009 5:19:52 PM
lockstock	$50.00	$50.00	9/21/2009 7:57:11 PM
Vegan-Girl	$50.00	$50.00	9/22/2009 4:17:21 AM
Barky52	$25.00	$25.00	9/22/2009 5:12:34 AM
yield-quest	$25.00	$25.00	9/21/2009 9:20:08 PM
kikksk	$25.00	$25.00	9/22/2009 6:41:41 AM
Truchaos	$32.14	$32.14	9/21/2009 11:27:07 PM
revenue-glider9	$25.00	$25.00	9/22/2009 8:14:27 AM
REITRUST	$25.00	$25.00	9/22/2009 8:23:42 AM
LAKETIME	$25.00	$25.00	9/22/2009 8:57:34 AM
quiggles	$25.00	$25.00	9/22/2009 5:47:24 AM
TechieLender	$80.00	$80.00	9/22/2009 6:22:05 AM
asset-numero-uno	$100.00	$100.00	9/22/2009 9:46:22 AM
wwwUniversal	$25.00	$25.00	9/22/2009 9:08:52 AM
Syzygy	$25.00	$25.00	9/8/2009 10:52:23 AM
turbospeed	$25.00	$25.00	9/8/2009 10:51:53 AM
greenback-floret	$25.00	$25.00	9/8/2009 11:00:06 AM
Gold_Coin	$25.00	$25.00	9/8/2009 11:32:58 AM
five-star-asset	$25.00	$25.00	9/9/2009 12:10:40 AM
MidnightBank	$25.00	$25.00	9/9/2009 3:00:23 PM
justin323	$28.75	$28.75	9/9/2009 6:01:42 PM
dn0pes	$25.00	$25.00	9/11/2009 3:54:36 PM
knowonder	$39.43	$39.43	9/11/2009 9:51:39 PM
IceFisherman	$38.48	$38.48	9/11/2009 4:26:15 PM
SpotLending	$50.00	$50.00	9/12/2009 8:07:20 AM
Dollars4Rent	$25.00	$25.00	9/12/2009 10:09:42 AM
Tylerh	$100.00	$100.00	9/13/2009 3:55:20 PM
HappyToLoan	$25.00	$25.00	9/14/2009 12:06:38 PM
tranquil-balance	$25.00	$25.00	9/14/2009 3:32:45 PM
MrSolution	$50.00	$50.00	9/14/2009 3:52:41 PM
Richmp412	$30.00	$30.00	9/15/2009 7:46:56 AM
the-rate-creature	$25.00	$25.00	9/15/2009 11:37:54 AM
market-assembler	$50.00	$50.00	9/15/2009 5:17:13 PM
stemper	$50.00	$50.00	9/15/2009 8:09:26 PM
madisonspy	$25.00	$25.00	9/16/2009 8:55:49 PM
vacation-funding	$25.00	$25.00	9/18/2009 6:58:04 AM
VT2VA	$25.00	$25.00	9/18/2009 10:05:50 AM
houli123	$160.08	$160.08	9/18/2009 8:52:29 PM
minatoku	$25.00	$25.00	9/19/2009 5:32:15 AM
iolaire	$252.61	$252.61	9/20/2009 7:21:30 AM
shur	$50.00	$50.00	9/19/2009 8:34:03 PM
ksubd	$50.00	$50.00	9/19/2009 11:50:06 PM
gjm6d	$40.00	$40.00	9/20/2009 8:21:59 AM
Middleschoolmathteacher	$50.00	$50.00	9/20/2009 7:41:22 AM
comicgeek	$25.00	$25.00	9/20/2009 10:53:29 AM
ThPIllowSack	$25.00	$25.00	9/20/2009 11:57:48 AM
senior1	$25.00	$25.00	9/20/2009 4:36:28 PM
SeaLoans	$25.00	$25.00	9/20/2009 7:16:48 PM
JerryB96	$25.00	$25.00	9/21/2009 5:39:09 AM
StarFundingSource	$25.00	$25.00	9/21/2009 7:05:04 AM
octoberfresh	$25.00	$25.00	9/21/2009 8:30:32 AM
SpectrumCen	$25.00	$25.00	9/21/2009 8:43:14 AM
vineet	$25.18	$25.18	9/21/2009 9:39:16 AM
simiray	$25.00	$25.00	9/21/2009 10:55:52 AM
smbau06	$35.00	$35.00	9/21/2009 12:35:59 PM
just-trade	$26.00	$1.22	9/21/2009 1:12:32 PM
westernson	$25.00	$25.00	9/21/2009 4:07:59 PM
MacBrandon	$25.00	$25.00	9/21/2009 4:24:06 PM
RIVERBEND	$25.00	$25.00	9/21/2009 6:39:18 PM
Money2Lend_U	$350.00	$350.00	9/21/2009 8:54:28 PM
YummiBear	$25.00	$25.00	9/21/2009 6:17:02 PM
historyman	$25.00	$25.00	9/21/2009 6:12:33 PM
two_old_gals	$50.00	$50.00	9/21/2009 8:51:30 PM
northphoto	$25.00	$25.00	9/22/2009 6:22:15 AM
Marco83	$51.08	$51.08	9/22/2009 6:09:17 AM
mobius_titan	$25.00	$25.00	9/22/2009 5:24:18 AM
dollarboy	$25.00	$25.00	9/22/2009 5:44:33 AM
Lender50	$25.00	$25.00	9/22/2009 8:13:07 AM
gpuck	$25.00	$25.00	9/22/2009 8:43:57 AM
usd1027	$25.00	$25.00	9/22/2009 8:28:31 AM
Camerican	$25.00	$25.00	9/22/2009 8:56:51 AM
GatorBait	$100.00	$100.00	9/22/2009 9:31:42 AM
Digs	$25.00	$25.00	9/22/2009 9:35:50 AM
manny00	$59.15	$59.15	9/22/2009 9:58:52 AM
114 bids
Borrower Payment Dependent Notes Series 423227
This series of Notes was issued and sold upon the funding of the borrower loan #38702, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Sep-08-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Sep-22-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	32.00%	Final borrower rate/APR:	33.00% / 37.10%	Final monthly payment:	$44.11

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	16.17%
Lender servicing fee:	1.00%	Estimated return:	15.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1991	Debt/Income ratio:	3%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	6 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 8m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Dreamer28	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 25% )	620-640 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	1 ( 25% )	620-640 (May-2008)
Principal balance:	$0.00	1+ mo. late:	2 ( 50% )
Total payments billed:	4
Description
Paying for books and tuition
Purpose of loan:
This loan will be used to? Pay for my books and part of my tuition

My financial situation:
I am a good candidate for this loan because?as of 2008 I am completely out of debt. Money is kind of tight at this moment because I have tuition payments, books to purchase and I am also in need of some car repairs.

Monthly net income: $ 1700

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $ 120
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $200
Clothing, household expenses: $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	9/8/2009 10:37:47 AM
noble-revenue	$25.00	$25.00	9/13/2009 9:09:30 AM
Tylerh	$100.00	$100.00	9/13/2009 3:55:24 PM
skater	$25.00	$25.00	9/19/2009 10:16:07 PM
brightest-reinforced-credit	$50.00	$50.00	9/20/2009 3:27:14 PM
mrxtravis	$25.00	$25.00	9/20/2009 10:25:21 PM
mrbill5548	$50.00	$50.00	9/21/2009 9:44:52 AM
roux	$25.00	$25.00	9/21/2009 11:07:52 AM
IPG1	$50.00	$50.00	9/21/2009 2:27:19 PM
malomar66	$40.00	$40.00	9/21/2009 3:23:19 PM
visionary-currency	$50.00	$50.00	9/21/2009 4:25:53 PM
investment-cluster	$50.00	$50.00	9/21/2009 4:46:23 PM
carmat60	$25.00	$25.00	9/22/2009 2:35:59 AM
CoolPlexer	$25.00	$25.00	9/21/2009 5:41:06 PM
maga	$25.00	$25.00	9/22/2009 7:50:29 AM
fiserve4u	$50.00	$50.00	9/22/2009 6:13:36 AM
sliverflipper	$50.00	$50.00	9/22/2009 8:05:42 AM
banker65010	$25.00	$25.00	9/13/2009 3:03:39 PM
donenzo	$25.00	$25.00	9/14/2009 4:52:38 PM
dfl	$50.00	$50.00	9/14/2009 6:55:38 PM
mrxtravis	$25.00	$25.00	9/15/2009 10:21:38 AM
econgineer	$34.50	$34.50	9/17/2009 8:17:44 AM
workingmom7	$25.00	$25.00	9/16/2009 10:38:54 PM
fillholdingsllc	$25.00	$25.00	9/20/2009 5:28:13 PM
ayiticheri	$25.00	$25.00	9/21/2009 8:03:34 AM
EEasyMoney	$25.00	$25.00	9/22/2009 7:30:41 AM
mobius_titan	$25.00	$25.00	9/22/2009 5:37:11 AM
asset-numero-uno	$50.00	$25.50	9/22/2009 9:48:33 AM
28 bids
Borrower Payment Dependent Notes Series 423357
This series of Notes was issued and sold upon the funding of the borrower loan #38687, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction start date:	Sep-09-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-23-2009

Starting lender yield:	19.25%	Starting borrower rate/APR:	20.25% / 22.49%	Starting monthly payment:	$93.23
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 12.11%	Final monthly payment:	$80.67

Auction yield range:	4.18% - 19.25%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	16 / 14	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	26	Length of status:	16y 8m
Amount delinquent:	$0	Revolving credit balance:	$12,280	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	45%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Themomeee	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home improvement projects
Purpose of loan:
This loan will be used to?
improve the value of my home and enhance its beauty.??I would like to take advantage of great deals currently being offered by local contractors.? While I initially wanted to paint the exterior trim and carpet the interior of my home, I have decided to hold off on the interior upgrades for the time being.? There is still time to?have the exterior painting done before winter settles in.?
My financial situation:
I am a good candidate for this loan because? I have an excellent payment history, my credit is solid, my own business is strong and growing steadily.?In making this loan, you, the lender, will see a great return on your investment,?I will make?improvements to my home,?and a local painter will have work.? It is a?"win" for all involved.? I recently withdrew a listing for the purpose of adding a photo of my home to this listing.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you tell us about your business? What is your net income and expense? After selling the house, where would you stay and how much will you be paying? Thanks. - cybercop45
A: Hello. Thank you for your question. I have owned and operated a state licensed child care center for nearly 17 years. My net income last year was $44,185.00. My expenses vary from year to year, and include that are many directly related to my home and property. I apologize if I gave the impression I am selling my home; I am not. I do intend to continue to improve it for my own enjoyment and that of my clients. I will continue to live and work right here. My mortgage is $1,450.00. (Sep-18-2009)
Q: Thanks for the previous answer and clearing some confusion. I have one more question. You revolving credit card balance is 12000+. How do you plan to pay off this balance? Also, how soon are you planning to pay off this loan? Thanks again. - cybercop45
A: Hello again. My revolving credit balance is quite high, and it does fluctuate quite a bit. I have often made double payments, particularly to the higher interest creditors. I am currently following a strict repayment schedule called a debt snowball program; this allows me to quickly pay down my debt. I anticipate being debt-free in under 4 years at my current pace. The Prosper loan has a repayment requirement of three years, and I would prefer to pay that sooner. (Sep-19-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

vegibenz	$25.00	$25.00	9/10/2009 4:57:52 PM
oldscratch72	$25.00	$25.00	9/13/2009 10:15:07 AM
Zen_help	$25.00	$25.00	9/18/2009 7:31:26 PM
Kash2010lu	$25.00	$25.00	9/20/2009 8:05:59 PM
JerryB96	$25.00	$25.00	9/21/2009 8:57:46 PM
thegreatstrafe	$27.33	$27.33	9/22/2009 11:32:33 AM
lifes_an_ocean	$97.03	$97.03	9/22/2009 2:44:30 PM
kf88	$50.00	$50.00	9/22/2009 3:11:41 PM
bobbyhume	$25.00	$25.00	9/23/2009 5:20:26 AM
cjames84	$25.00	$25.00	9/22/2009 8:18:12 PM
bazaar-ruler	$30.82	$30.82	9/23/2009 6:28:54 AM
jayk63	$25.00	$25.00	9/22/2009 5:44:57 PM
Marco83	$35.18	$35.18	9/23/2009 7:46:10 AM
asset-numero-uno	$100.00	$100.00	9/23/2009 8:18:10 AM
maricel10	$50.00	$50.00	9/23/2009 12:55:50 AM
CaliforniaSun	$25.00	$25.00	9/22/2009 9:10:01 PM
Cambium	$25.00	$25.00	9/23/2009 6:20:06 AM
birchbark86	$25.00	$25.00	9/23/2009 9:24:01 AM
Brklyn01	$75.00	$75.00	9/23/2009 5:31:21 AM
RIVERBEND	$25.00	$25.00	9/23/2009 9:50:04 AM
Richmp412	$25.00	$25.00	9/23/2009 6:47:06 AM
oldman1947	$25.00	$25.00	9/23/2009 8:42:28 AM
OoM	$25.00	$25.00	9/23/2009 8:34:56 AM
Catalina_Enterprises	$80.00	$80.00	9/23/2009 10:02:58 AM
loosd	$36.12	$36.12	9/23/2009 8:57:16 AM
sunnysally	$25.00	$25.00	9/23/2009 9:10:46 AM
khamen	$25.00	$25.00	9/23/2009 11:51:30 AM
credit-coach118	$25.00	$5.52	9/23/2009 3:41:52 PM
tuckerdog75	$25.00	$25.00	9/23/2009 12:42:55 PM
estancias	$25.00	$25.00	9/23/2009 3:21:33 PM
Finchy78	$25.00	$25.00	9/11/2009 9:35:11 AM
beaufuture	$25.00	$25.00	9/18/2009 8:05:40 AM
Dover	$25.00	$25.00	9/21/2009 7:05:48 AM
oldrebel	$25.00	$25.00	9/22/2009 5:14:29 PM
bansir	$25.00	$25.00	9/22/2009 5:36:21 PM
oldman68	$25.00	$25.00	9/22/2009 6:29:15 PM
RicheyRich	$25.00	$25.00	9/22/2009 7:53:37 PM
CaliforniaSun	$25.00	$25.00	9/22/2009 9:16:12 PM
coffeecup	$25.00	$25.00	9/23/2009 5:39:31 AM
sab	$25.00	$25.00	9/22/2009 5:08:47 PM
beachbum22	$25.00	$25.00	9/23/2009 7:55:34 AM
Cliffie83	$100.00	$100.00	9/22/2009 6:53:04 PM
eclicknsave	$50.00	$50.00	9/22/2009 11:23:48 PM
bonFire8	$78.00	$78.00	9/22/2009 7:31:21 PM
bossyboots01	$25.00	$25.00	9/23/2009 5:57:44 AM
colorfulgardener	$50.00	$50.00	9/23/2009 9:19:50 AM
gothampark	$25.00	$25.00	9/22/2009 9:26:27 PM
Feyenoord	$25.00	$25.00	9/23/2009 9:56:02 AM
little_shark_J	$25.00	$25.00	9/23/2009 9:12:43 AM
maga	$100.00	$100.00	9/23/2009 9:34:34 AM
Oak-Parker	$25.00	$25.00	9/23/2009 10:52:06 AM
bowl800	$25.00	$25.00	9/23/2009 12:59:39 PM
mcabery	$125.00	$125.00	9/23/2009 1:05:01 PM
Earn_money	$25.00	$25.00	9/23/2009 10:34:47 AM
dudebrah	$25.00	$25.00	9/23/2009 2:47:20 PM
Student_Capital	$150.00	$150.00	9/23/2009 4:07:58 PM
steveinflorida	$25.00	$25.00	9/23/2009 1:23:48 PM
demszi1978	$25.00	$25.00	9/23/2009 1:50:57 PM
Engineer44	$35.00	$35.00	9/23/2009 4:13:31 PM
plbquic	$25.00	$25.00	9/23/2009 2:04:17 PM
JB2006	$25.00	$25.00	9/23/2009 3:23:15 PM
falcone	$50.00	$50.00	9/23/2009 3:27:49 PM
innovator799	$25.00	$25.00	9/23/2009 3:46:37 PM
BradyKP	$50.00	$50.00	9/23/2009 4:06:42 PM
MNMAN21	$50.00	$50.00	9/23/2009 4:09:11 PM
65 bids
Borrower Payment Dependent Notes Series 423769
This series of Notes was issued and sold upon the funding of the borrower loan #38656, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction start date:	Sep-11-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Sep-17-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.44%	Starting monthly payment:	$54.28
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.44%	Final monthly payment:	$54.28

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-2002	Debt/Income ratio:	89%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	15 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	4y 7m
Amount delinquent:	$0	Revolving credit balance:	$1,516	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	39%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	neptune29	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Repairing Car
Purpose of loan:
This loan will be used to? repair my car that came down with unexpected issues.? Have to fix the front with the wheel barrings, ball joints, etc.

My financial situation:
I am a good candidate for this loan because? I will have the money in a couple of weeks once I get my rebate for purchasing a house (Frist time home buyers credit of $8000).? I am waiting on the check, the car issues just came at the wrong time; I have most of the money, just need the extra $1200.

Monthly net income: $ 2246

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 150
??Car expenses: $ 300?
??Utilities: $ 120
??Phone, cable, internet: $
??Food, entertainment: $75
??Clothing, household expenses $20
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How long do you plan keeping this loan? - aztocas
A: I would like to pay this loan off in full once I receive my rebate for purchasing my house. I am hoping to get the check within three to four weeks, or at least that is what the IRS told me. So, I would say no more than three months at most. So, if I do not recieve the check right away, I will be making payments until I do, then pay the remaing of the loan off in full. (Sep-13-2009)
Q: What type of car is it? How old is it? How many miles? How much will all of the repairs cost? Is it more than the car is worth? - ideal-value
A: The car is a 2006 chevy colbalt with 93,000 miles on it. The repairs were estimated at no more than $2,500. The car is worth well above that and runs great! These repairs have been done before while the car was under warranty, but now that it is not under warranty and it has been over a year since the parts were replaced, I now have to pay for them out of pocket. (Sep-13-2009)
Q: Why not use your credit card? - karmanxten
A: Because the limit that I have is at $1000 because that is what I requested. Now that I have recently purchased a house, they do not want to increase my limit. Other credit cards that I have are store credit cards that I rarely use, I just opened them to get discounts and paid them off right away. (Sep-14-2009)
Q: Housing: $ 750 ? = mortgage Credit cards and other loans: $ 400 is what? Food, entertainment: $75 don't eat that much? - karmanxten
A: I just purchased my house three weeks ago which for the down payment and closing costs drained my savings. The other loans are student loans of which I graduated this past December, and no, I don't eat that much because I take my child to my parents house for them to watch him and when I pick him up from there after work, I eat with my family. I am a single mom and so I do many things with my family and i would go to them if they could help, but they cannot. (Sep-14-2009)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fcb202	$25.00	$25.00	9/11/2009 4:11:01 PM
MTMoney	$42.54	$42.54	9/14/2009 10:57:02 PM
victor111	$25.00	$25.00	9/15/2009 6:03:11 AM
DonDiego	$25.00	$25.00	9/15/2009 11:57:27 PM
Engineer44	$50.00	$50.00	9/16/2009 4:19:12 PM
bigdees	$25.00	$25.00	9/17/2009 3:22:23 PM
karmanxten	$441.30	$441.30	9/14/2009 7:40:25 PM
MONEY_IN_THE_BANK	$89.13	$89.13	9/14/2009 7:59:04 PM
aztocas	$50.00	$50.00	9/15/2009 7:03:57 AM
periko	$25.00	$25.00	9/14/2009 9:01:10 PM
pyungpyung	$42.61	$42.61	9/15/2009 12:37:47 PM
LAKETIME	$50.00	$50.00	9/15/2009 3:57:22 PM
sana66	$25.00	$25.00	9/16/2009 5:26:42 PM
karmanxten	$96.60	$96.60	9/16/2009 9:36:09 PM
1traveler	$25.00	$25.00	9/17/2009 1:13:06 AM
Kqwik	$25.00	$25.00	9/17/2009 10:58:49 AM
gm93001	$50.00	$50.00	9/17/2009 3:35:48 PM
glof1967	$100.00	$87.82	9/17/2009 9:21:04 AM
18 bids
Borrower Payment Dependent Notes Series 424555
This series of Notes was issued and sold upon the funding of the borrower loan #38683, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	A	Auction start date:	Sep-16-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-17-2009

Starting lender yield:	7.50%	Starting borrower rate/APR:	8.50% / 10.59%	Starting monthly payment:	$142.05
Final lender yield:	7.50%	Final borrower rate/APR:	8.50% / 10.59%	Final monthly payment:	$142.05

Auction yield range:	4.18% - 7.50%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1991	Debt/Income ratio:	20%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	15 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	47	Length of status:	7y 2m
Amount delinquent:	$0	Revolving credit balance:	$67,271	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Casual72	Borrower's state:	NewYork	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	18 ( 100% )	700-720 (Latest)
Principal borrowed:	$8,500.00	< mo. late:	0 ( 0% )	700-720 (Aug-2009) 700-720 (Nov-2007) 700-720 (Oct-2007) 740-760 (Dec-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Debt Swap
Hello all-???

This is another try at a third loan. I have paid 2 off previously.?

I will be using this money?to pay down an unsecured line of credit.?

I am a good candidate for this loan because I pay my debts no matter what. I have a secure job, and I have significant life insurance.

BANKS and CREDIT CARDS lend to me at rates under 10%. Except for this one, American Express. I?have a $20,000 UNSECURED line of credit at 9% (which currently has $7,500 I used to lend to a friend on her listing). Investors should look at this listing as high grade commercial paper - only safer. If this bid fails or the interest rate is not low enough, I won't accept the loan. I am trying to use Prosper because I believe in it, and I want to help build Prosper, but quite frankly I don't need to borrow the money, I can get it from my credit facility or just leave the debt as is. The rate is high but not outrageous.

I reported my income as $100,000 which shows as $100,000+. This is my base salary with no overtime and is the LEAST amount I can make in a year. It would be virtually impossible for me to make that little, as I make a lot of overtime (some of it REQUIRED). I made over $110,000 per year and anticipate making $100,000 at LEAST, every year from now on. But for lending purposes go ahead and use the $100K.??

As with my last loan, I can guarantee payment, but cannot guarantee how long it will be out there. I will leave it out at least 6 months, as I do not want to have people bid only to have the loan paid off in 2 or 3 months. Due to the low loan amount (as a result of obviously shakey lenders), the loan will probably not be out there more than 9 months.

Good luck to all on Prosper and thanks in advance for your consideration -Caz

Monthly net income: $ 5,000

Monthly expenses: $
??Housing: $ 2,650
??Insurance: $ 50
??Car expenses: $ 100 (gas)?
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $
??Credit cards and other loans: $ 1,000
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
Uwantfunds has bid a total of $25.00 in winning bids.
MRVDreamKnight has bid a total of $107.00 in winning bids.
artli58 has bid a total of $43.00 in winning bids.
resolute-affluence has bid a total of $4,000.00 in winning bids.
"Caz always pays his debts. Bank on it."
4 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Uwantfunds	$25.00	$25.00	9/16/2009 5:48:12 PM
bid-wonder	$25.00	$25.00	9/17/2009 7:02:20 AM
resolute-affluence	$4,000.00	$4,000.00	9/17/2009 7:00:39 AM
bondhedger	$25.00	$25.00	9/17/2009 7:01:13 AM
liederhaus	$250.00	$250.00	9/17/2009 7:11:05 PM
Good_Karma_Cafe	$25.00	$25.00	9/17/2009 11:53:22 AM
MRVDreamKnight	$107.00	$107.00	9/17/2009 5:06:21 PM
artli58	$50.00	$43.00	9/17/2009 6:16:06 PM
8 bids
Borrower Payment Dependent Notes Series 424793
This series of Notes was issued and sold upon the funding of the borrower loan #38665, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction start date:	Sep-21-2009
Term:	36 months	Estimated loss:	19.0%	Auction end date:	Sep-22-2009

Starting lender yield:	17.18%	Starting borrower rate/APR:	18.18% / 20.39%	Starting monthly payment:	$90.61
Final lender yield:	17.18%	Final borrower rate/APR:	18.18% / 20.39%	Final monthly payment:	$90.61

Auction yield range:	17.18% - 17.18%	Estimated loss impact:	19.95%
Lender servicing fee:	1.00%	Estimated return:	-2.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-2007	Debt/Income ratio:	10%
Credit score:	600-620 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$2,503	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	lysholm	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	600-620 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	600-620 (May-2008)
Principal balance:	$2,375.91	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Car Loan
Purpose of loan:
This loan will be used to? buy a reliable car.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

equitable-basis	$2,500.00	$2,500.00	9/22/2009 10:14:51 AM
1 bids
Borrower Payment Dependent Notes Series 424831
This series of Notes was issued and sold upon the funding of the borrower loan #38671, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction start date:	Sep-22-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-24-2009

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$65.79
Final lender yield:	9.30%	Final borrower rate/APR:	10.30% / 12.41%	Final monthly payment:	$64.82

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-2002	Debt/Income ratio:	27%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	9 / 8	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,736	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$1-$24,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	angelstar975	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	700-720 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	600-620 (Apr-2008) 520-540 (Mar-2008) 520-540 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	6
Description
Pay off credit card
Purpose of loan:
This loan will be used to consolidate my credit cards.

My financial situation:
I am a good candidate for this loan because? I can afford to pay this loan and I always make my payments on time. I have about $2000 worth of credit card debt right now, and I'd like to consolidate it into just one payment. I took out a loan on prosper last year and I had it paid off in less than a year. I am hoping to pay this one off within 6 months. I also want to consolidate because I hope to pay a smaller interest rate.

Monthly net income: $ 800 - 1000

Monthly expenses: $400
??Housing: $ 0?(I live with my parents)
??Insurance: $ 0
??Car expenses: $ 150 (Gas)
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 100 (the prosper loan would take the place of the credit card payments and thus, my montly expenses would stay about the same.)
??Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

DukSerduk	$25.00	$25.00	9/22/2009 4:45:58 PM
understanding-marketplace	$100.00	$100.00	9/22/2009 4:46:26 PM
Kame	$25.00	$25.00	9/22/2009 4:46:54 PM
kinetic-diversification	$50.00	$50.00	9/22/2009 4:48:06 PM
Barak	$80.00	$80.00	9/22/2009 4:49:53 PM
Weaverville	$25.00	$25.00	9/22/2009 4:50:30 PM
SNH	$50.00	$50.00	9/22/2009 4:50:49 PM
bchen78875	$50.00	$50.00	9/22/2009 4:46:16 PM
Moron_Buffet	$25.00	$25.00	9/22/2009 4:46:51 PM
gold-tsunami	$25.00	$25.00	9/22/2009 4:46:57 PM
GatorBait	$25.00	$25.00	9/22/2009 4:57:41 PM
kegs	$100.00	$100.00	9/22/2009 4:57:59 PM
elasermd	$50.00	$50.00	9/22/2009 4:46:32 PM
sas19	$25.00	$25.00	9/22/2009 4:47:48 PM
compoundinterest	$50.00	$50.00	9/22/2009 4:47:52 PM
crenen139	$25.00	$25.00	9/22/2009 4:49:34 PM
pawsitive	$25.00	$25.00	9/22/2009 4:52:59 PM
turbine5	$40.00	$40.00	9/22/2009 4:58:56 PM
credit-coach118	$25.00	$25.00	9/23/2009 8:56:47 AM
fortytwo	$200.00	$200.00	9/23/2009 9:36:21 AM
dime-violin	$25.00	$25.00	9/23/2009 9:33:55 AM
marwadi-62	$100.00	$100.00	9/23/2009 3:02:32 PM
GABC-1	$100.00	$100.00	9/23/2009 4:22:56 PM
bazaar-tulip	$25.00	$25.00	9/22/2009 4:49:07 PM
j48	$25.00	$25.00	9/22/2009 4:50:53 PM
degster	$25.00	$25.00	9/22/2009 4:51:47 PM
snowman34	$25.00	$25.00	9/22/2009 4:48:22 PM
djh47a	$40.00	$40.00	9/22/2009 4:57:33 PM
skuba	$50.00	$50.00	9/22/2009 4:46:08 PM
larrybird	$95.00	$95.00	9/22/2009 4:58:12 PM
anton	$50.00	$50.00	9/22/2009 4:58:32 PM
kid8549	$25.00	$25.00	9/22/2009 4:52:32 PM
gracej	$25.00	$25.00	9/22/2009 4:53:21 PM
BlindProphet	$25.00	$25.00	9/22/2009 4:53:37 PM
unequivocal-velocity	$50.00	$50.00	9/22/2009 5:27:26 PM
Cherrypicker06	$25.00	$25.00	9/23/2009 7:32:52 AM
4gotn1	$50.00	$50.00	9/23/2009 8:36:19 AM
circustab	$50.00	$50.00	9/23/2009 7:23:38 AM
ebgb234	$49.83	$49.83	9/23/2009 10:24:33 AM
transparency-giant	$50.00	$50.00	9/23/2009 8:12:33 AM
silver-allotment	$25.00	$25.00	9/23/2009 11:42:07 AM
Dazz2061	$25.00	$25.00	9/23/2009 4:52:20 PM
jga516	$25.00	$20.17	9/23/2009 7:12:22 PM
43 bids